UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Equitable Resources, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

225 North Shore Drive
Pittsburgh, PA 15212-5861

Notice of Annual Meeting of Shareholders

To Be Held April 11, 2007

The annual meeting of shareholders of Equitable Resources, Inc. will be held on Wednesday, April 11, 2007, at 10:30 a.m.  We will be in the SpringHill Suites North Shore located at 223 Federal Street in Pittsburgh, Pennsylvania.  If you owned common stock of Equitable Resources, Inc. at the close of business on February 12, 2007, you may vote at this meeting.

At the meeting, we plan to:

1)                          Elect four directors to serve for new terms;

2)                          Ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for 2007;

3)                          Consider the Board of Directors’ proposal to amend the company’s Articles of Incorporation to make certain clarifying amendments;

4)                          Consider a shareholder proposal, if properly presented; and

5)                          Transact such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting.

Your Board of Directors recommends that you vote for all director nominees, for ratification of the independent registered public accounting firm and for the clarifying amendments to the Articles of Incorporation.  Your Board of Directors recommends that you vote against the shareholder proposal described in this proxy statement.

Please consider the issues presented in this proxy statement, and vote your shares as promptly as possible by signing and returning the enclosed proxy card in the envelope provided or by following the internet or telephone voting instructions included in this proxy statement.

On behalf of the Board of Directors

JOHANNA G. O’LOUGHLIN
Senior Vice President, General Counsel and Corporate Secretary

March 12, 2007

TABLE OF CONTENTS

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
How do I contact Equitable’s corporate secretary?
Who is entitled to vote, and how many votes do I have?
How do I vote?
Can I change my vote?
What shares are included on my proxy card?
What if I receive more than one proxy card?
What is householding?
Is my vote important?
How will my shares be voted on the matters planned to be presented at the meeting?
If I am an employee holding shares pursuant to an employee plan, how will my shares be voted?
How will my shares be voted on other matters that may be presented to the meeting?
Who can attend the annual meeting, and how do I obtain an admission ticket?
What constitutes a “quorum” for the meeting?
What is the total number of outstanding shares?
How are the votes counted?
Who pays for the solicitation of proxies?
May I nominate someone to be a director of Equitable Resources?
When are shareholder proposals due?

ITEM NO. 1 — ELECTION OF DIRECTORS

NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2010

DIRECTORS WHOSE TERMS EXPIRE IN 2009

DIRECTORS WHOSE TERMS EXPIRE IN 2008

CORPORATE GOVERNANCE AND BOARD MATTERS
Meetings of the Board of Directors and Committee Membership
Director Nominations
Contacting the Board
Governance Principles
Director Independence
Certain Relationships and Related Transactions
Compensation Committee Interlocks and Insider Participation

DIRECTORS’ COMPENSATION
Cash Compensation
Equity-Based Compensation
Deferred Compensation
Other

STOCK OWNERSHIP AND PERFORMANCE
Significant Shareholders
Stock Ownership of Directors and Executive Officers
Section 16(a) Beneficial Ownership Reporting Compliance
Stock Performance Graph

i

EXECUTIVE COMPENSATION
Compensation Processes
Compensation Discussion and Analysis
Compensation Philosophy
Compensation Is Designed to Achieve the Company’s Objectives
Compensation Is Related to Performance
Total Compensation Should Be Competitive
Incentive Compensation Balances Short- and Long-Term Performance
Peer Groups Define Competitive Levels of Performance
Compensation Should Be Tax Deductible to the Extent Possible
Executives Are Provided with Opportunities to Own Stock
Role of Compensation Consultant
Role of Executive Officers in the Compensation Process
Components of the Company’s Compensation Program
Base Salary
Annual Incentives
Long-Term Incentives
Special Grants
Health and Welfare Benefits
Retirement Programs
Perquisites
Agreements with Named Executive Officers
Forward-Looking Statements
Report of the Compensation Committee
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Pension Benefits
Nonqualified Deferred Compensation
Potential Payments Upon Termination or Change of Control
Payments to be Made Pursuant to Company Plans
1999 Long-Term Incentive Plan
Executive Short-Term Incentive Plan
Other Plans
Payments to be Made Pursuant to Written Agreements With the Named Executive Officers
Employment Agreements
Non-Competition and Non-Solicitation Agreements
Change of Control Agreements
Payments Triggered upon Hypothetical Termination of Employment or Change of Control on December 31, 2006

REPORT OF THE AUDIT COMMITTEE

ITEM NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

ITEM NO. 3 — PROPOSAL TO APPROVE CLARIFYING AMENDMENTS TO THE COMPANY’S
ARTICLES OF INCORPORATION

ITEM NO. 4 — SHAREHOLDER PROPOSAL ON PAY-FOR-SUPERIOR-PERFORMANCE

ii

ADDITIONAL INFORMATION
Other Matters
Annual Report and Form 10-K

APPENDIX A — Clarifying Amendments to the Company’s Articles of Incorporation

iii

EQUITABLE RESOURCES, INC.

225 North Shore Drive

Pittsburgh, PA  15212-5861

PROXY STATEMENT

This proxy statement is first being mailed to shareholders on or about March 12, 2007.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Equitable Resources, Inc. is soliciting proxies for its 2007 annual meeting of shareholders.  This booklet and proxy card contain information about the items you will vote on at the annual meeting and about the voting process.  We sometimes refer to Equitable Resources, Inc. in this proxy statement as “Equitable,” “Equitable Resources,” the “company” or “we.”

How do I contact Equitable’s corporate secretary?

You may contact the company’s corporate secretary by sending correspondence to:  225 North Shore Drive, Pittsburgh, Pennsylvania 15212.

Who is entitled to vote, and how many votes do I have?

You can vote if you held common stock of Equitable Resources at the close of business on February 12, 2007.  For each item presented for vote, you have one vote for each share you own.  In addition, in the election of directors, you may cumulate votes by multiplying your shares by the number of directors to be elected and casting all of your votes for a single candidate or by distributing them among any two or more candidates.

How do I vote?

You may vote:

•                         in person by attending the meeting;

•                         by following the instructions on the enclosed proxy card, completing, and mailing it in the prepaid envelope provided;

•                         by following the instructions at the Internet site http://www.proxyvoting.com/eqt; or

•                         by following the instructions for telephone voting after calling 1-866-540-5760.

In the case of Internet or telephone voting, you should have your proxy card in hand and retain it until you have completed the voting process.  If you vote by Internet or telephone, you do not need to mail back the proxy card.  Even if you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

If your broker holds your shares in “street name,” your broker will contact you to ask for your voting instructions as to how to vote those shares.

Can I change my vote?

You can revoke your proxy before the time of voting at the meeting by:

•                         voting a revised proxy by card, Internet or telephone dated later than the prior proxy;

•                         voting in person at the meeting; or

•                         notifying the corporate secretary of Equitable Resources in writing that you are revoking your proxy.

What shares are included on my proxy card?

If the name on the accounts is the same, the shares on your proxy card may represent (i) shares for which you have a certificate; (ii) shares that you hold in book-entry form; and (iii) shares that you have in a dividend reinvestment account of the company’s Dividend Reinvestment and Stock Purchase Plan.  Shareholders owning both certificated shares and shares in book-entry form will receive one proxy card covering both the certificated and book-entry shares.  If you separately own shares through your broker, you will receive a separate voting instruction card from the broker.  Employees holding stock in the Employee Savings Plan, the Employee Savings and Protection Plan and/or as restricted shares under the 1999 Long-Term Incentive Plan will receive separate voting direction cards for those plans.  Employees holding stock acquired through the Employee Stock Purchase Plan will receive a voting direction card covering all shares held in their individual account from Fidelity Stock Plan Services, LLC, the plan recordkeeper.  The direction cards have an earlier return date than proxy cards.  Please review your direction card or proxy card for the date by which your instructions must be received in order for your shares to be voted.

What if I receive more than one proxy card?

Except as discussed above under the caption “What shares are included on my proxy card?,” if you receive more than one proxy card, you have shares registered differently in more than one account.  We encourage you to have all accounts registered in the same name and address whenever possible.  You can do this by contacting our transfer agent, Mellon Investor Services LLC, at P.O. Box 3316, South Hackensack, New Jersey 07606, at its toll free number (800-589-9026) or on its website at www.melloninvestor.com.

What is householding?

We have adopted a procedure approved by the Securities and Exchange Commission called “householding,” which reduces our printing costs and postage fees.  Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our 2006 annual report on Form 10-K and proxy statement unless one or more of these shareholders notify us that they wish to continue receiving individual copies.  Shareholders who participate in householding will continue to receive separate proxy cards.

If a shareholder of record residing at a household to which we sent only one copy of our 2006 Form 10-K and proxy statement wishes to receive separate documents in the future, he or she may discontinue householding by contacting our transfer agent, Mellon Investor Services LLC, at P.O. Box 3316, South Hackensack, New Jersey 07606, at its toll free number (800-589-9026) or on its website at www.melloninvestor.com.  If you are an eligible shareholder of record receiving multiple copies of our 2006 Form 10-K and proxy statement, you can request householding by contacting us in the same manner.  If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

If a shareholder of record residing at a household to which we sent only one copy of our 2006 Form 10-K and proxy statement wishes to receive an additional copy for this meeting, he or she may contact the corporate secretary of Equitable Resources at 225 North Shore Drive, Pittsburgh, Pennsylvania  15212 or by phone at 412-553-5891.  The company will promptly deliver, upon request, a separate 2006 Form 10-K and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

Is my vote important?

Your vote is very important.  Each share of Equitable stock that you own represents one vote.  If you do not vote your shares, you will not have a say in the important issues to be voted on at the annual meeting.  The four nominees receiving the most votes “for” election will be elected as directors.  If a nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, the Board will consider whether to accept the nominee’s previously submitted conditional resignation.  The affirmative vote of a majority of the voting power outstanding on the record date is required to approve the proposed amendments to the Articles of Incorporation.  In order to pass, each other proposal included in this year’s proxy statement will require the affirmative vote of the holders of a majority of votes cast at the annual meeting.  Many of our shareholders do not vote, so the shareholders who do vote influence the outcome of the election in greater proportion than their percentage ownership of the company.  In addition, banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as the proposed amendments to the Articles and shareholder proposals, although they may vote their clients’ shares on the election of directors and the ratification of Ernst & Young LLP as independent registered public accounting firm.

How will my shares be voted on the matters planned to be presented at the meeting?

You may vote your shares in your discretion either by proxy or in person at the annual meeting.  If you vote by proxy, your shares will be voted as indicated in your properly completed unrevoked proxy.  If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed unrevoked proxy will be voted as recommended by the Board of Directors.  If you are the shareholder of record and do not return a proxy card or do not vote by telephone or on the Internet, your shares will not be voted.  See “Is my vote important?” above for the right of banks and brokers to vote on non-routine matters for which they have not received voting instructions.

If I am an employee holding shares pursuant to an employee plan, how will my shares be voted?

The administrator of the 1999 Long-Term Incentive Plan will vote your restricted shares (a) in accordance with the instructions on your returned direction card or (b) as recommended by the Board of Directors if you return a direction card with no instructions.  If you do not return a direction card, your shares will not be voted.

The trustee of the Employee Savings Plan and the Employee Savings and Protection Plan will vote your shares (a) in accordance with the instructions on your returned direction card or (b) in proportion to the way other plan participants voted their shares if you do not return a direction card or if you return a direction card with no instructions.

The recordkeeper for the Employee Stock Purchase Plan will vote your shares (a) in accordance with the instructions on your returned direction card or (b) in its discretion on routine proposals such as the election of directors and the ratification of Ernst & Young LLP as independent registered public accounting firm, if you do not return a direction card or if you return a direction card with no instructions.

How will my shares be voted on other matters that may be presented to the meeting?

Since no shareholder has indicated an intention to present any other matter to the 2007 annual meeting in accordance with the advance notice provision in the company’s by-laws, the Board is not aware of any other proposals for the meeting.  If another proposal is presented, the persons named as proxies will vote your returned proxy in their discretion.

Who can attend the annual meeting, and how do I obtain an admission ticket?

You may attend the meeting if you were a shareholder on February 12, 2007.  Seating is limited and will be offered on a “first come, first served” basis.  If you plan to attend the meeting, you will need an admission ticket, which you can obtain by checking the appropriate box on your proxy card or by writing to the corporate secretary of Equitable Resources.  See the caption “How do I contact Equitable’s corporate secretary?” above.  If a broker holds your shares, you must include proof of your ownership of Equitable stock, such as a copy of your brokerage account statement or an omnibus proxy, which you can get from your broker, and we will send you an admission ticket.  Shareholders must present a form of photo identification, such as a driver’s license, in order to be admitted to the annual meeting.  No cameras, recording equipment, large bags or packages will be permitted in the annual meeting.

What constitutes a “quorum” for the meeting?

A majority of the outstanding shares, present or represented by proxy, constitutes a quorum.  A quorum is necessary to conduct business at the annual meeting.  You are part of the quorum if you have returned a proxy.  Abstentions, broker non-votes (defined in “How are the votes counted?”) and votes withheld from director nominees also are counted in determining whether a quorum is present.

What is the total number of outstanding shares?

At the close of business on February 12, 2007, the record date for the meeting, Equitable Resources had 121,625,750 shares of common stock outstanding.

How are the votes counted?

The four director candidates who receive the highest number of votes cast will be elected.  However, if a nominee receives more votes “withheld” from his or her election than votes “for” such election, the Board will consider whether to accept the nominee’s previously submitted conditional resignation.

In order to pass, the ratification of the appointment of Ernst & Young LLP and the shareholder proposal each require the affirmative vote of the holders of a majority of the votes cast at the meeting.  For this purpose, abstentions, broker non-votes and the failure to vote are not votes cast, and, accordingly, have no effect on the outcome of the proposal.

The affirmative vote of the holders of a majority of the voting power outstanding on the record date is required to approve the proposed amendments to the Articles of Incorporation. For this purpose, abstentions, broker non-votes and the failure to vote each have the same effect as votes against the proposal.

A broker non-vote occurs when a broker or other nominee who holds shares for another person returns a proxy but does not vote on a particular item, usually because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.  See the caption “Is my vote important?” for the right of banks and brokers to vote on non-routine matters for which they have not received voting instructions.

Who pays for the solicitation of proxies?

We do.  We are soliciting proxies primarily by use of the mails.  However, we may also solicit proxies in person, by telephone, by facsimile, by courier or by electronic means.  To the extent that our directors and officers participate in this solicitation, they will not receive any compensation for their participation, other than their normal compensation.  Mellon Investor Services LLC assists Equitable Resources with the solicitation for a fee of $7,500 plus reasonable out-of-pocket expenses.  Equitable Resources also reimburses brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies.

May I nominate someone to be a director of Equitable Resources?

Shareholders may either nominate individuals to serve as directors at the annual meeting of the shareholders or recommend individuals as possible director nominees to the Corporate Governance Committee to consider in its normal course.

If you are a shareholder entitled to vote at an annual meeting, you may present at the meeting the nomination of one or more persons for election as a director of Equitable Resources.  To do this, you must send advance written notice to the corporate secretary.  See the caption “How do I contact Equitable’s corporate secretary?” above.  According to the company’s by-laws, we must receive notice of nominations for the 2008 annual meeting not less than 90 but not more than 120 days before April 11, 2008, the anniversary date of this year’s annual meeting.

The Board’s Corporate Governance Committee will consider candidates recommended by the company’s shareholders.  Shareholders should send their recommendations to the Corporate Governance Committee Chair by addressing the recommendation to Equitable’s corporate secretary, as far in advance of the annual meeting of shareholders as possible but in any event not later than November 9, 2007.

Any notice or recommendation provided by the nominating shareholder must include an original irrevocable conditional resignation signed by each proposed nominee, as well as certain information about the person or persons nominated and about the nominating shareholder (see the “Director Nominations” section of this proxy statement for details).  For additional information, contact the corporate secretary.

When are shareholder proposals due?

Under the rules of the Securities and Exchange Commission, eligible shareholders may submit proposals for inclusion in the proxy statement for our 2008 annual meeting.  You must submit shareholder proposals in writing to the corporate secretary at the address provided previously in this proxy statement by November 9, 2007 for them to be considered for inclusion in the 2008 proxy statement.

Under the company’s by-laws, you may present proposals in person at the 2008 annual meeting if you are a shareholder entitled to vote.  The corporate secretary must receive any proposals to be presented, which will not be included in next year’s proxy statement, not less than 90 but not more than 120 days before April 11, 2008, the anniversary date of this year’s annual meeting.  Proposals received outside that time period, including any proposal nominating a person as a director, may not be presented at the annual meeting.

ITEM NO. 1 — ELECTION OF DIRECTORS

(Item No. 1 on the proxy card)

The Board of Directors of Equitable Resources currently has eleven members, who are divided into three classes.  The classes are as equal in number as is possible depending on the total number of directors at any time.  Generally, directors are elected for three-year terms.  The classes are arranged so that the terms of the directors in each class expire at successive annual meetings.  This means that the shareholders elect approximately one-third of the members of the Board of Directors annually.  The terms of four directors expire at this annual meeting.  All four of those directors, Vicky A. Bailey, Murry S. Gerber, George L. Miles, Jr. and James W. Whalen will stand for election at the annual meeting.

The persons named as proxies will vote for the nominees named, as more fully discussed under the caption “Questions and answers about the annual meeting,” unless you withhold authority to vote for any one or more of them.  The votes represented by any proxy may be cumulated and voted at the discretion of the persons named as proxies in favor of any one or more of the nominees, unless otherwise indicated on your proxy card.  The effect of this discretionary authority may be to offset the effect of your having withheld authority to vote for individual nominees because the persons named as proxies will be able to allocate votes of shareholders who have not withheld authority to vote for those nominees.  The four nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve.  In the event that any of the nominees is unable or declines to serve as a director at the time of the annual meeting, then the persons named as proxies intend to vote for substitute nominees proposed by the Board, unless the Board decides to reduce the number of directors.  The four individuals who receive the largest number of votes cast for the term of three years to expire in 2010 will be elected directors for such term.

In 2006, the company adopted a by-law implementing a majority vote policy for the election of directors.  Under this policy, each nominee has submitted an irrevocable conditional resignation to be effective if the nominee receives a greater number of votes “withheld” than votes “for” his or her election in an uncontested election.  If this occurs, the Board of Directors will decide whether to accept the tendered resignation not later than 90 days after the certification of the election.  Any determination by the Board shall be made without the participation of any nominee whose resignation is under consideration with respect to the election.  The Board’s explanation of its decision will be promptly disclosed on a Form 8-K filed with the Securities and Exchange Commission.

The Board of Directors recommends a vote FOR all nominees for the Board of Directors.

NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2010

VICKY A. BAILEY	Age 54	Director since June 2004

President, Anderson Stratton International, LLC (strategic consulting and government relations), since November 2005; Partner, Johnston & Associates, LLC (consulting firm), March 2004 through October 2005; Assistant Secretary for the Office of Policy and International Affairs at the Department of Energy, June 2001 through February 2004; President, PSI Energy, Inc. 2000 through May 2001.  Also a director of Cheniere Energy, Inc.

Member of the Audit Committee.

MURRY S. GERBER	Age 54	Director since May 1998

Chairman and Chief Executive Officer, Equitable Resources, since May 2000; Chief Executive Officer and President, Equitable Resources, June 1998 through February 2007.  Also a director of BlackRock, Inc.

Member of the Executive Committee.

GEORGE L. MILES, JR.	Age 65	Director since July 2000

President and Chief Executive Officer, WQED Multimedia (multimedia company), since 1994.  Also a director of WESCO International, Inc., Harley-Davidson, Inc., American International Group, Inc. and HFF, Inc.

Chairman of the Corporate Governance Committee and member of the Executive Committee.

JAMES W. WHALEN	Age 65	Director since July 2003

President of Finance and Administration, Targa Resources, Inc. (gas transportation and liquids products company), since November 2005; Consultant, Parker Drilling Company (global drilling company), since November 2005; Senior Vice President and Chief Financial Officer, Parker Drilling Company, October 2002 through October 2005; Chief Financial Officer, Diversified Diagnostic Products, Inc. (medical equipment company) and Consultant, January 2000 through September 2002.  Also Vice Chairman of the Board of Parker Drilling Company and a director of Targa Resources Partners LP.

Chairman of the Audit Committee and member of the Executive Committee.

DIRECTORS WHOSE TERMS EXPIRE IN 2009

THOMAS A. McCONOMY	Age 73	Director since May 1991

Chairman, Calgon Carbon Corporation (manufacturer and marketer of activated carbon and related products and services), since February 2003; Director, Calgon Carbon Corporation, since April 1985.  Retired President and Chief Executive Officer, Calgon Carbon Corporation, since April 1999.

Member of the Audit Committee.

BARBARA S. JEREMIAH	Age 55	Director since May 2003

Executive Vice President, Corporate Development, Alcoa, Inc. (producer of aluminum), since July 2002; Vice President, Corporate Development, Alcoa, Inc., January 1998 through July 2002.
Member of the Corporate Governance and Audit Committees.

LEE T. TODD, JR., Ph.D.	Age 60	Director since November 2003

President, University of Kentucky, since July 2001; Senior Vice President, Lotus Development Corporation, June 2000 through May 2001.
Member of the Compensation Committee.

DIRECTORS WHOSE TERMS EXPIRE IN 2008

PHYLLIS A. DOMM, Ed.D.	Age 60	Director since May 1996

President, Management and Marketing Solutions Associates, Inc. (business and human capital strategy consulting), since January 2006; Retired Vice President, Human Resources, Intermountain Health Care (health care services), June 2000 through December 2005.

Chairman of the Compensation Committee and member of the Executive Committee.

DAVID L. PORGES	Age 49	Director since May 2002

President, Chief Operating Officer and Director, Equitable Resources, since February 2007; Vice Chairman and Executive Vice President, Finance and Administration, Equitable Resources, January 2005 through February 2007; Executive Vice President, Chief Financial Officer and Director, Equitable Resources, May 2002 through December 2004; Executive Vice President and Chief Financial Officer, Equitable Resources, February 2000 through May 2002.

JAMES E. ROHR	Age 58	Director since May 1996

Chairman and Chief Executive Officer, The PNC Financial Services Group, Inc. (financial services), since August 2002; Chairman, President and Chief Executive Officer, The PNC Financial Services Group, Inc., May 2001 through August 2002; President, Chief Executive Officer and Director, The PNC Financial Services Group, Inc., May 2000 through May 2001.  Also a director of Allegheny Technologies, Inc. and BlackRock, Inc.

Chairman of the Executive Committee and member of the Compensation Committee.

DAVID S. SHAPIRA	Age 65	Director since May 1987

Chairman, Chief Executive Officer and President, Giant Eagle, Inc. (retail grocery store chain), since July 2005; Chairman and Chief Executive Officer, Giant Eagle, Inc., since February 1994.  Also a director of Mellon Financial Corporation.

Member of the Corporate Governance Committee.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors and Committee Membership

The Board of Directors held six regular meetings and one special meeting during 2006.  The independent directors met six times in executive session without any officer of the company present.  During 2006, attendance at all Board meetings averaged 96%.  The company encourages its directors to attend the annual meeting of the shareholders, and it has been their practice to do so.  All eleven directors attended the company’s 2006 annual meeting of shareholders.

The four standing committees of the Board are the Audit, Compensation, Corporate Governance and Executive Committees.  The Corporate Governance Committee serves as the nominating committee for the company.  During 2006, attendance at all committee meetings averaged 91%.  In 2006, each of the directors attended at least 75% of the aggregate of all meetings of the Board and all meetings of the committees on which the director served.  The Board may from time to time form new committees, disband an existing committee, and delegate additional responsibilities to a committee.

The table below sets forth membership and meeting information for each Board committee.

Name of Director	Audit	Compensation	Corporate Governance	Executive
Ms. Bailey	x
Dr. Domm		x*		x
Mr. Gerber				x
Ms. Jeremiah	x		x
Mr. McConomy	x
Mr. Miles			x*	x
Mr. Porges**
Mr. Rohr		x		x*
Mr. Shapira			x
Dr. Todd		x
Mr. Whalen	x*			x
Total meetings in fiscal year 2006	10	5	5	0

x = Committee Member; * = Chair; **Mr. Porges is not a member of any Board committee.

The responsibilities of the committees are set forth in written charters, which are reviewed periodically by the committees, the Corporate Governance Committee and, where appropriate, the Board.  All of the charters are available on the company’s website at www.eqt.com.  The members and main responsibilities of each committee are as follows:

Audit Committee

•                                          Comprised of Mses. Bailey and Jeremiah and Messrs. McConomy and Whalen (Chair), who are non-employee, independent directors.

•                                          Each member of the Committee is financially literate.  Additionally, the Board of Directors has determined that Mr. Whalen qualifies as an “audit committee financial expert” as such term is defined under the Securities and Exchange Commission’s regulations.  Shareholders should understand that this designation is a disclosure requirement of the Securities and Exchange Commission related to Mr. Whalen’s experience and understanding with respect to certain accounting and auditing matters.  The designation does not impose upon Mr. Whalen any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board.  As the audit committee financial expert, Mr. Whalen also has accounting or related financial management expertise under the New York Stock Exchange rules.

•                                          Assists the Board by overseeing:

•                  the accounting and financial reporting processes of the company

•                  the audits of the financial statements of the company

•                  the integrity of the company’s financial statements

•                  the qualifications, independence and performance of the company’s independent auditors

•                  the qualifications and performance of the company’s internal audit function

•                  the compliance by the company with legal and regulatory requirements, including the company’s Code of Business Conduct and Ethics

•                                          Responsible for hiring, overseeing and compensating the company’s independent auditors.

Compensation Committee

•                                          Comprised of Dr. Domm (Chair), Mr. Rohr and Dr. Todd, who are non-employee, independent directors.

•                                          Discharges the Board’s responsibilities relating to compensation of the company’s executive officers.

•                                          Provides oversight and, as required, administration of the company’s benefit plans, incentive-based compensation plans and equity-based plans.

Corporate Governance Committee

•                                          Comprised of Ms. Jeremiah and Messrs. Miles (Chair) and Shapira, who are non-employee, independent directors.

•                                          Establishes and recommends to the Board the requisite skills and characteristics to be found in, and identifies individuals qualified to serve as, members of the Board and recommends to the Board the director nominees for each annual meeting of shareholders.

•                                          Recommends to the Board independence determinations for each director.

•                                          Develops and recommends to the Board a set of corporate governance principles.

•                                          Recommends Committee membership, including a Chair, for each Committee.

•                                          Identifies and approves corporate goals and objectives relevant to the compensation of the chief executive officer of the company and annually reviews the chief executive officer’s performance against such goals and objectives.

•                                          Recommends an appropriate compensation structure for the directors, including administration of stock-based plans for the directors.

•                                          Reviews related party transactions.

Executive Committee

•                                          Comprised of Dr. Domm and Messrs. Miles, Rohr (Chair) and Whalen who are non-employee, independent directors and Mr. Gerber, Chairman and Chief Executive Officer.

•                                          Has the authority to act in all matters that the full Board may act upon when the Board is not in session, unless limited by a resolution of the Board and except to the extent limited by law.

Director Nominations

The responsibilities of the Corporate Governance Committee include identifying and recommending to the Board the requisite skills and characteristics to be found in individuals qualified to serve as members of the Board and recommending to the Board the director nominees for each annual meeting of shareholders.  The Committee typically considers new nominees for the Board in the context of a vacancy on the Board resulting from resignation or retirement of a director or to fill a skill need identified by the Board.  Director candidates have been identified most often by senior management and members of the Board considering individuals both within and external to their respective networks.  The Committee has in the past retained, and may in the future retain, a consultant to assist in the process.

As set forth in the Committee’s charter, the Committee will consider submissions from shareholders in making its recommendation.  Any shareholder desiring to recommend an individual to serve as a director of the company should submit to the Corporate Governance Committee Chair, c/o corporate secretary, as far in advance of the annual meeting of shareholders as possible but in any event not later than November 9, 2007, the following information:

•                                          The information required by Section 3.07 of the company’s by-laws (a copy of which will be provided to any shareholder upon written request), including the nominee’s consent to serve as a director if elected, the nominee’s executed irrevocable conditional resignation letter, the proposing shareholder’s name and address, the number of shares beneficially owned and the length of time the shares have been held.  In addition, the company may require the shareholder to provide such further information as it may reasonably request.

•                                          A statement setting forth the basis upon which the proposing shareholder believes the proposed nominee meets the qualification guidelines set forth below, including the standards of independence set forth in the company’s Corporate Governance Guidelines, and should be nominated as a director of the company.

•                                          Such other information as the proposing shareholder believes will be beneficial in assisting the Corporate Governance Committee to fulfill its responsibilities.

See the caption “How do I contact Equitable’s corporate secretary?” under “Questions and answers about the annual meeting.”

In evaluating individuals identified as possible director nominees, whether the source of the possible nominee is another director, a member of management, a shareholder or otherwise, the Committee assesses the experience and personal characteristics of the possible nominee against the guidelines identified below.  Possible nominees satisfying the guidelines are then further evaluated to identify, in the judgment of the Committee, the best match for the Board.  The Committee retains the right to modify the guidelines including the criteria for evaluating the qualifications of potential nominees for election to the Board as set forth therein, from time to time.  For the 2007 annual meeting, the company did not receive any shareholder recommendations for possible director nominees.

In identifying director candidates, the Committee utilizes the following guidelines:

Individual qualifications

•                  Possesses integrity, competence, insight, creativity and dedication together with the ability to work with colleagues while challenging one another to achieve superior performance

•                  Has attained prominent position in his or her field of endeavor

•                  Possesses broad business experience

•                  Has ability to exercise sound business judgment

•                  Is able to draw on his or her past experience relative to significant issues facing the company

•                  Has experience in the company’s industry or in another industry or endeavor with practical application to the company’s needs

•                  Has sufficient time and dedication for preparation as well as participation in Board and Committee deliberations

•                  Has no conflict of interest

•                  Meets such standards of independence and financial knowledge as may be required or desirable

•                  Possesses attributes deemed appropriate given the then current needs of the Board

Composition of the Board as a whole

•                  A diversity of background, perspective and skills related to the company’s business

•                  A diversity of race, gender and age

Contacting the Board

You may contact the Board of Directors, or any individual director, by writing to the Corporate Governance Committee Chair c/o corporate secretary or by sending an email to corpgovchair@eqt.com.  See the caption “How do I contact Equitable’s corporate secretary?” under “Questions and answers about the annual meeting.”

Governance Principles

Equitable maintains a corporate governance page on its website which includes key information about its corporate governance practices, including its Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for the Audit Committee, the Compensation Committee and the Corporate Governance Committee of the Board of Directors.  The corporate governance page can be found at www.eqt.com, by clicking on “Investors” and then “Corporate Governance.”  Equitable will provide a copy of its Corporate Governance Guidelines, Code of Business Conduct and Ethics and any of the Board Committee charters upon request by a shareholder to the corporate secretary. See the caption “How do I contact Equitable’s corporate secretary?” under “Questions and answers about the annual meeting.”

Equitable’s corporate governance policies and practices are compliant with the corporate governance requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission, including:

•                                          The Board of Directors has adopted clear corporate governance policies

•                                          Nine of the eleven members of the Board are independent of Equitable and its management

•                                          The Board’s non-management directors meet periodically in executive session, and the Chair of the Corporate Governance Committee has been identified as the presiding director at all such executive sessions

•                                          All members of each of the key Committees of the Board of Directors - Audit, Compensation and Corporate Governance - are independent of the company and its management

•                                          Each of the key Committees has a charter that reflects legal requirements and good corporate governance

•                                          The Board of Directors and each of the key Committees engage in annual self-evaluations

•                                          The directors of the company are encouraged to participate in educational programs relating to corporate governance and business-related issues, and the company provides funding for such activities

•                                          Equitable has a Code of Business Conduct and Ethics applicable to all employees and directors of the company

•                                          The Corporate Governance Committee of the Board of Directors reviews the company’s governance policies and practices periodically and makes recommendations to the Board

In 2006, Equitable adopted a by-law implementing a majority vote policy.  Each director-nominee has submitted to the Board, and in the future each director-nominee must submit, an irrevocable conditional resignation to take effect only if accepted by the Board following a candidate’s having received a greater number of votes “withheld” from his or her election than votes “for” in an uncontested election.

Director Independence

In accord with the company’s Corporate Governance Guidelines, the majority of directors at any time will be independent.  For a director to be considered an “independent director”, the Board must annually determine that he or she has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization which has such a relationship with the company).  To assist it in determining director independence, the Board established guidelines which conform to the independence requirements of the New York Stock Exchange.

Under the company’s Corporate Governance Guidelines, the Board will consider all relevant facts and circumstances in making an independence determination.  A director will not be independent if:

•                                          Within the last three years the director was employed by the company, or received more than $100,000 in direct compensation during any 12-month period (other than director and committee fees and deferred compensation for prior service which is not contingent in any way on continued service) from the company

•                                          Within the last three years an immediate family member of the director was employed as an executive officer by the company, or received more than $100,000 in direct compensation during any 12-month period (other than director and committee fees and deferred compensation for prior service which is not contingent in any way on continued service) from the company

•                                          The director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor (in each case “company auditor”)

•                                          The director is a current employee of a company auditor

•                                          The director has an immediate family member who is a current employee of a company auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice

•                                          Within the last three years the director or an immediate family member was (but no longer is) a partner or employee of a company auditor and personally worked on the company’s audit within that time

•                                          Within the last three years a company executive officer was on the compensation committee of the board of directors of a company which employed the company director as an executive officer, or which employed an immediate family member of the director as an executive officer

•                                          The director is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues

In assessing the independence of a director, the Board considers the materiality of charitable contributions made by the company to any tax-exempt organization for which the director serves as an executive officer.  During the past three fiscal years, the company has not made, in any single fiscal year, contributions to any tax-exempt organization for which any director serves as an executive officer that exceeded the greater of $1 million, or 2% of such tax-exempt organization’s consolidated gross revenues.

Based on the independence standards set forth in the company’s Corporate Governance Guidelines, the Board of Directors has determined that the following directors have met the above standards and are independent of Equitable and its management:  Drs. Domm and Todd, Mses. Bailey and Jeremiah and Messrs. McConomy, Miles, Rohr, Shapira and Whalen.  Messrs. Gerber and Porges, each of whom is an executive officer of the company, are the only directors who are not independent.

Each member of the Audit Committee is independent under the rules of the Securities and Exchange Commission, and each member of the Compensation Committee is independent under the requirements of the Internal Revenue Code (the “Code”) and the rules of the Securities and Exchange Commission.

In addition to the independence standards set forth in the company’s Corporate Governance Guidelines, the company has established unwritten practices for reviewing related person transactions, as described under the caption “Certain

Relationships and Related Transactions” set forth below. As part of its practices for reviewing related person transactions, the Board identified categories of transactions in which the direct or indirect interest of a related person is not material because of the nature of the transactions.  Such categories of transactions are described under the caption “Certain Relationships and Related Transactions.”

The ownership of stock in the company by directors is encouraged and is not in itself a basis for a director to be considered as not independent, provided that it may preclude participation on the Audit Committee of the company if the magnitude of such ownership is sufficient to make the director an “affiliated person” of the company as described in the Audit Committee Charter.  See “Directors’ Compensation - Equity-Based Compensation” for a description of the stock ownership guidelines the directors established for themselves.

Certain Relationships and Related Transactions

In the ordinary course of business, Equitable Resources engages in transactions with companies and organizations for which an Equitable Resources director is an owner or serves as an officer. The company has established unwritten practices for reviewing related person transactions to determine whether the related person has a direct or indirect material interest in any such transaction.  Such review is performed by the company’s Corporate Governance Committee.

The Corporate Governance Committee’s practices require executive officers and directors to disclose through, among other things, use of director and officer questionnaires, a wide range of transactions that they or any of their family members have with the company.  All identified transactions are reviewed by the Corporate Governance Committee. The standard applied by the Committee is whether the executive officer, director or family member had a direct or indirect material interest in the transaction.

The Board identified the categories of transactions below as to which the direct or indirect interest of a related person is not material because of the nature of the transactions:

(1) contracts for utility service or gas supply entered into on competitive terms(1);

(2) transactions with banks or other financial service firms for corporate banking services (including loans) entered into on competitive terms(2); and

(3) contributions by the company not exceeding $250,000 to non-profit entities for which a company director is a director or executive officer.

Utilizing these categories, the Board determined that Mr. Rohr, Mr. Shapira and Ms. Jeremiah did not have a direct or indirect material interest in the transactions that were considered by the Board.

In addition, each director is subject to the company’s Code of Business Conduct and Ethics, which requires each director to avoid engaging in any activity or relationship that may interfere, or have the appearance of interfering, with the performance of the director’s duties to the company.  The Code of Business Conduct and Ethics also requires each director to report and fully disclose the nature of any proposed conduct or transaction that involves, or could involve, a conflict of interest and to obtain approval before any action is undertaken.

(1)                In 2006, PNC Financial Services Group, Inc. where Mr. Rohr is Chairman, President and Chief Executive Officer, Giant Eagle, Inc. where Mr. Shapira is Chairman, Chief Executive Officer and President, and Alcoa, Inc. where Ms. Jeremiah is Executive Vice President, all purchased utility service and gas supply from the company on competitive terms.

(2)                In 2006, PNC Financial Services Group, Inc. where Mr. Rohr is Chairman, President and Chief Executive Officer, furnished corporate banking services (including participation in the company’s revolving credit facility as part of a 16 member syndicated bank group) to the company on competitive terms.

Finally, in matters brought before the Board regarding a contract or transaction involving an entity in which one or more of the company’s directors or officers have a financial or other interest, the Company follows Section 1728 of the Pennsylvania Business Corporation Law (regarding interested directors or others) and the affected director typically abstains from the decision-making process.

Compensation Committee Interlocks and Insider Participation

During all or part of 2006, Drs. Domm and Todd and Messrs. McConomy and Rohr served as members of the Compensation Committee.  None of the members of the Compensation Committee is a current or former officer or employee of the company or had any relationship with the company requiring disclosure.  In addition, none of the company’s directors is an executive officer of another entity, at which one of the company’s executive officers serves as a director.

DIRECTORS’ COMPENSATION

The Corporate Governance Committee of the Board of Directors discharges the Board’s responsibilities relating to compensation of directors.  Compensation of directors is reviewed by the Corporate Governance Committee annually at its April meeting and is approved by the Board.  No compensation is paid to employee directors for their service as directors.

The Corporate Governance Committee has engaged Towers, Perrin, Forster & Crosby, Inc. (“Towers Perrin”), an external human resources consulting firm, to conduct an annual review of the total compensation for outside directors.  Specifically, retainer fees, meeting fees, stock-based long-term incentives and insurance were evaluated using, as the competitive benchmark, levels of total compensation paid to directors of 30 energy companies (including the 29 companies constituting the Long-Term Peer Group), 20 general industry companies of comparable revenue and equity capitalization size and 14 companies located in the company’s geographic area or of other relevance.  Set forth below is the 2006 compensation of the company’s non-employee directors.

Cash Compensation

•        An annual cash retainer of $30,000 is paid on a quarterly basis.  The level of retainer was increased in 2006 from $24,000 to be competitive with market peers.

•        The cash meeting fee is $1,500 for each Board and committee meeting attended in person.  If a director participates in a meeting by telephone, the meeting fee is $750.  An additional $500 is paid to each committee chair ($1,500 for the Audit Committee Chair) for each meeting of his or her committee that the chair attends.

Equity-Based Compensation

•        In 2003, the company began granting to each director stock units that vested upon award and that are payable on a deferred basis under the directors’ deferred compensation plans.  In 2006, a grant of 2,000 deferred stock units was awarded to each non-employee director.  The deferred stock units are awarded by the Board annually at the April Board meeting upon the recommendation of the Corporate Governance Committee.  Each deferred stock unit is equal in value to one share of company common stock, but does not have voting rights.  Dividends are credited quarterly in the form of additional stock units.  The value of the stock units will be paid in cash on the earlier of the director’s death or termination of service as a director.

•        The non-employee directors are subject to stock ownership guidelines which require them to hold shares (or share equivalents, including deferred stock units) with a value equal to at least two times the annual cash retainer.  Under the guidelines, directors have up to two years to acquire a sufficient number of shares (or share equivalents, including deferred stock units) to meet this requirement.  All of the company’s non-employee directors meet this share ownership requirement.

Deferred Compensation

•      The company has a deferred compensation plan for non-employee directors.  In addition to the automatic deferral of stock units awarded, non-employee directors may elect to defer up to 100% of their annual retainer and fees into the 2005 Directors’ Deferred Compensation Plan and receive an investment return on the deferred funds as if the funds were invested in company stock or permitted mutual funds.  Prior to the deferral, plan participants must irrevocably elect to receive the deferred funds either in a lump sum or in equal installments.  Distributions commence no earlier than 30 days following termination of service as a director.  The directors’ deferred compensation accounts are unsecured obligations of the company.  Ms. Jeremiah and Mr. Miles deferred fees under the plan in 2006, and they and other directors have participated in prior years.  The pre-existing Directors’ Deferred Compensation Plan continues to operate for the sole purpose of administering amounts vested under the plan on or prior to December 31, 2004.

Other

•        To further the company’s support for charitable giving, all directors are eligible to participate in the Matching Gifts Program of the Equitable Resources Foundation, Inc. (the “Equitable Foundation”) on the same terms as company employees.  Under this program, the Equitable Foundation will match gifts of at least $100 made by the director to eligible charities, up to an aggregate total of $10,000 in any calendar year.

•        Non-employee directors who joined the Board prior to May 25, 1999 may designate a civic, charitable or educational organization as beneficiary of a $500,000 gift funded by a life insurance policy purchased by Equitable Resources.  The directors do not receive any financial benefit from this program because the charitable deductions accrue solely to the company.

•        The company reimburses directors for their travel and related expenses in connection with attending Board meetings and Board-related activities.  The company also provides non-employee directors with $20,000 of life insurance and $250,000 of travel accident insurance while traveling on business for the company.

The table below shows the total 2006 compensation of the company’s non-employee directors:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
	(1)	(2)	(3)	(4)	(5)	(6)

Ms. Bailey	49,500	94,134	—	—	—	3,547	147,181
Dr. Domm	51,250	122,939	—	—	—	8,449	182,638
Ms. Jeremiah	50,250	122,939	—	—	—	8,449	181,638
Mr. McConomy	49,500	122,939	—	—	—	8,449	180,888
Mr. Miles	48,250	122,939	—	—	—	8,449	179,638
Mr. Rohr	45,750	122,939	—	—	—	8,449	177,138
Mr. Shapira	42,750	122,939	—	—	—	8,449	174,138
Dr. Todd	46,500	108,382	—	—	—	5,972	160,854
Mr. Whalen	65,250	108,382	—	—	—	5,972	179,604

(1)                Includes cash retainer, meeting fees and committee chair fees, some of which have been deferred at the election of the director.

(2)                The company accounts for the deferred stock unit awards as a “liability” award under Statements of Financial Accounting Standards No. 123R (“SFAS No. 123R”).  This column sets forth the aggregate compensation expense recognized for financial statement reporting purposes in 2006, calculated in accordance with SFAS No. 123R.  Compensation includes both the grant date fair value of the 2,000 deferred stock units awarded to each Director in April 2006, and expense recognized upon remeasurement of the fair value of all outstanding deferred stock units, based on the closing price of the Company’s stock as of December 31, 2006.  The grant date fair value of the 2,000 deferred stock units granted to each director in 2006 was $70,240.  The aggregate number of deferred stock units held at December 31, 2006 was:  Ms. Bailey — 4,118; Dr. Domm — 9,832; Ms. Jeremiah — 9,832; Mr. McConomy — 9,832; Mr. Miles — 9,832; Mr. Rohr — 9,832; Mr. Shapira — 9,832; Dr. Todd — 6,944; Mr. Whalen — 6,944.  In addition, certain directors have deferred stock units resulting from the curtailment in 1999 of the directors’ retirement plan or the deferral of fees, as follows:  Dr. Domm — 9,007; Ms. Jeremiah — 6,979; Mr. McConomy — 23,611; Mr. Miles — 4,490; Mr. Rohr — 9,007; Mr. Shapira — 29,209.

(3)                No amounts were expensed in 2006 in connection with stock option awards.  The company has not issued stock options to non-employee directors since 2002 and all outstanding options were fully vested at January 1, 2006.  The aggregate number of stock options granted in prior years and remaining outstanding at December 31, 2006 was:  Mr. McConomy — 46,904; Mr. Miles  —   17,200; Mr. Rohr — 30,400; and Mr. Shapira — 66,400.

(4)                Non-employee directors do not receive a bonus or non-equity incentive plan compensation.

(5)                The company does not have a pension plan for non-employee directors.  Under the 2005 Directors’ Deferred Compensation Plan and the Directors’ Deferred Compensation Plan, directors receive an investment return on their deferred funds as if the funds were invested in company stock or permitted mutual funds.  Neither deferred compensation plan for directors provides for above-market or preferential earnings on compensation.

(6)                Includes dividends accrued on deferred stock units (excluding deferrals of the cash retainer, committee chair fees and meeting fees) and annual premiums paid for the travel accident, charitable and personal life insurance policies.

STOCK OWNERSHIP AND PERFORMANCE

Significant Shareholders

The following shareholders reported to the Securities and Exchange Commission that they owned more than 5% of the company’s common stock:

Name and Address	Shares Beneficially Owned		Percent of Common Stock Outstanding

Capital Research and Management Company	8,300,000	(1)	6.9%
333 South Hope Street
Los Angeles, CA 90071

George P. Sakellaris	6,457,792	(2)	5.3%
64 Brunswick Street
Quincy, MA 02171

(1)                Information based on a Securities and Exchange Commission Schedule 13G filed on February 12, 2007, reporting that Capital Research and Management Company has sole voting power over 2,830,000 shares and sole dispositive power over 8,300,000 shares.  Capital Research and Management Company disclaims beneficial ownership over all 8,300,000 shares.

(2)                Information based on a Securities and Exchange Commission Schedule 13G filed on February 24, 2006, reporting that George P. Sakellaris has sole voting power over 6,057,792 shares, shared voting power over 320,000 shares, sole dispositive power over 6,057,792 shares and shared dispositive power over 320,000 shares.  Mr. Sakellaris also reported beneficial ownership of 80,000 shares held in a trust for the benefit of, among others, his children.

Stock Ownership of Directors and Executive Officers

The following table sets forth the number of shares of Equitable Resources common stock beneficially owned by nominees for director, directors and named executive officers and all directors and executive officers as a group as of January 31, 2007, including shares they had the right to acquire within 60 days after January 31, 2007.  The nominees for director, directors and named executive officers have sole investment and voting power unless otherwise noted.

Name	Exercisable Stock Options (1)	Number of Shares Beneficially Owned (2)	Restricted Stock (3)	Deferred Share Equivalent Units (4)	Percent Of Class (5)
Murry S. Gerber Chairman and Chief Executive Officer	1,075,000	666,053(6)	129,698	0	1.41
David L. Porges President, Chief Operating Officer and Director	715,000	190,151	75,883	0	*
Vicky A. Bailey Director	0	0	0	4,118	*
Phyllis A. Domm Director	0	9,964	0	18,839	*
Barbara S. Jeremiah Director	0	2,000	0	16,811	*
Thomas A. McConomy (7) Director	46,904	32,296	0	33,443	*
George L. Miles, Jr. Director	17,200	4,612	0	14,322	*
James E. Rohr Director	30,400	4,706	0	18,839	*
David S. Shapira (8) Director	66,400	14,300	0	39,041	*
Lee T. Todd, Jr. Director	0	1,200	0	6,944	*
James W. Whalen Director	0	0	0	6,944	*
Philip P. Conti Senior Vice President and Chief Financial Officer	52,500	41,671	14,512	0	*
Randall L. Crawford Senior Vice President	0	30,878	14,777	0	*
Joseph E. O’Brien Senior Vice President	0	43,128	19,865	0	*
Johanna G. O’Loughlin Senior Vice President, General Counsel and Secretary	46,540	68,894	10,706	0	*
Directors and executive officers as a group (18 individuals)	2,252,361	1,193,797	293,952	159,301	2.78

*                    Indicates ownership or aggregate voting percentage of less than 1%.

(1)                This column lists the number of shares of Equitable Resources common stock that the officers and directors had a right to acquire within 60 days after January 31, 2007 through exercise of stock options.

(2)                This column includes shares held of record and shares beneficially owned through a bank, broker or other nominee.  It also includes, for executive officers, shares beneficially owned through the Employee Savings Plan and the Employee Stock Purchase Plan.

(3)                Reported in this column is the unvested portion of time-vested restricted stock awards and dividends accrued in the form of additional restricted shares.

(4)                This column lists the number of shares, or shares and share units, held in the directors’ deferred compensation plans.

(5)                This column represents the sum of the individual’s (or individuals’) shares beneficially owned plus stock options exercisable within 60 days of January 31, 2007 as a percent of the sum of the company’s outstanding shares at January 31, 2007 plus all options exercisable within 60 days of January 31, 2007.  This calculation excludes all restricted stock and deferred share equivalent units.

(6)                286,113 shares are held in an investment account that is pledged as security for a temporary construction loan of approximately $1.4 million.

(7)                Shares beneficially owned include 3,000 shares held jointly with spouse, as to which voting power and investment power are shared.

(8)                Shares beneficially owned include 6,300 shares that are held in a trust of which Mr. Shapira is a co-trustee and in which he has a beneficial interest and voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

The Securities and Exchange Commission rules require that we disclose late filings of stock ownership reports by directors, executive officers and all persons who beneficially own more than 10% of Equitable Resources’ common stock.  Due to the complexity of the reporting rules, the company has assumed certain responsibilities for filing compliance and has instituted procedures to assist directors and executive officers with these obligations.

Based solely upon the company’s review of copies of filings or written representations from the reporting persons, except as described below, we believe that all reports for the company’s executive officers and directors that were required to be filed under Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis.  Mr. McConomy filed a late Form 4 on May 8, 2006 to report reload options he received in connection with an option exercise on November 4, 2004.  Similarly, Mr. Bergonzi filed a late Form 4 on March 24, 2006 to report reload options he received in connection with an option exercise on March 15, 2006.  Both late filings resulted because the company did not timely identify that a filing was required in connection with the reload of options.

Stock Performance Graph

The following graph compares the most recent five-year cumulative total return attained by shareholders on Equitable Resources’ common stock with the cumulative total returns of the S & P 500 index, and a customized peer group of eleven companies listed in footnote 1 below whose principal businesses are natural gas distribution, exploration and production, and transmission.  An investment of $100 (with reinvestment of all dividends) is assumed to have been made on December 31, 2001 in the company’s common stock, in the S & P 500 index, and in the peer group.  Relative performance is tracked through December 31, 2006.

	2001	2002	2003	2004	2005	2006
EQUITABLE RESOURCES, INC.	100.00	104.90	131.69	191.65	237.77	277.02
SELF-CONSTRUCTED PEER GROUP (1)	100.00	88.54	110.19	137.39	167.99	203.86
S & P 500	100.00	77.90	100.24	111.15	116.61	135.03

(1)                The following eleven companies are included in the customized peer group:  CMS Energy Corporation, Energen Corporation, Keyspan Corporation, Kinder Morgan, Inc., National Fuel Gas Company, NiSource Inc., OGE Energy Corp., ONEOK, Inc., Peoples Energy Corp., Questar Corporation and Southwestern Energy Company.  This is the same peer group used for the company’s short-term incentive plans.  The company uses other peer groups for other purposes, including its executive performance incentive program under the 1999 Long-Term Incentive Plan.

EXECUTIVE COMPENSATION

Compensation Processes

The Compensation Committee of the Board of Directors discharges the Board’s responsibilities relating to compensation of the company’s executive officers.  The Committee is comprised of three non-employee directors, all of whom are independent pursuant to the New York Stock Exchange rules, Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Code.

The responsibilities of the Compensation Committee are discussed in detail in its charter which is available at the company’s website at www.eqt.com.  The primary roles and responsibilities of the Compensation Committee are to:

•                  Establish compensation for all executive officers;

•                  Administer stock-based incentive and compensation plans; and

•                  Appoint individuals to serve as fiduciaries with regard to employee 401(k) and benefit plans.

The Compensation Committee met five times in 2006.  The agenda for meetings is determined by the Chair of the Compensation Committee with the assistance of the company’s Vice President, Human Resources.  Compensation Committee meetings are regularly attended by Mr. Gerber, Mr. Porges and the Vice President, Human Resources.  The Compensation Committee’s Chair reports the committee’s determinations on compensation to the Board of Directors.

The Compensation Committee has engaged Towers Perrin to conduct an annual review of its total compensation program for executive officers.  The company’s Vice President, Human Resources consults with Towers Perrin to ensure that market survey data is updated annually.  The Compensation Committee has the authority to hire, terminate and approve fees for advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.

Mr. Gerber provides a self-assessment of his achievement in respect of previously established individual Value Drivers to the Corporate Governance Committee, which meets in executive session without any company officers present to evaluate his performance.  The Corporate Governance Committee provides a report to the Compensation Committee prior to determination of Mr. Gerber’s annual incentive award and other compensation.  Mr. Gerber, after consulting with Mr. Porges, meets with the Compensation Committee in late January of each year to present his evaluation of the performance of each executive officer and his recommendations for compensation.

The Compensation Committee is responsible for reviewing market competitive data for each of the executive officers and approving all executive officer compensation.  The Compensation Committee has not delegated its authority to award restricted stock or options to any executive officer.  However, the Compensation Committee has delegated to Mr. Gerber limited authority to grant restricted shares to non-officers under certain prescribed circumstances, such as in connection with hiring a new employee.  The Compensation Committee may delegate authority to Mr. Gerber and the Vice President, Human Resources to fulfill certain administrative duties regarding the company’s compensation and benefit programs.

Compensation Discussion and Analysis

Compensation Philosophy

•                  Compensation Is Designed to Achieve the Company’s Objectives

The objectives of Equitable’s compensation programs are to attract, motivate and retain highly-talented executives who can ensure that the company is able to safely, efficiently and profitably deliver natural gas products and energy services to wholesale and retail customers.  The company seeks executives who are willing to trade off guaranteed compensation for the opportunity presented by at-risk compensation that depends on achieving challenging performance objectives.  To that end, the Compensation Committee designed a compensation package that establishes target compensation at the median level for similar positions at comparable companies, which is payable for median performance as compared to a peer group of companies.  To create the necessary performance incentive, the compensation program provides not only for increased pay as a reward for above-median performance but also for below-median pay when the company fails to match or exceed peer group performance or the individual fails to perform to expectations.  Stated differently, the program is structured to require a commitment to performance because pay at the market median is not guaranteed.

•                  Compensation Is Related to Performance

The total compensation package of each named executive officer is weighted in favor of at-risk compensation through both annual and long-term performance-based incentive pay.  Each of these programs links payout to the company’s performance on specific pre-established, objective performance measures as compared to the performance of an external peer group and, accordingly, is designed to reward performance.  The annual program also ties payout to internal performance measures, as more fully described below.

Equitable employs a formal performance management process and establishes business unit and individual Value Drivers each year that contain measurable objectives intended to increase revenue, decrease costs or improve processes.  The business unit objectives are reviewed by the Compensation Committee when the annual incentive plan is adopted for the year.

The 2006 compensation referenced in the Summary Compensation Table for each named executive officer reflects the company’s commitment to performance-based pay.  For 2006, approximately 91% of the total compensation of the company’s Chief Executive Officer was at risk against performance objectives.  In general, the amount of the total salary and incentive pay at risk against performance objectives for all other named executive officers of the company in 2006 ranged from approximately 76% to 91%.

			Incentive Compensation
	Salary ($)	% of Compensation	Annual ($)	Long-Term ($)	% of Compensation
Name	(1)	Fixed	(2)	(3)	At Risk
Murry S. Gerber	624,996	9%	800,000	5,479,688	91%
David L. Porges	399,996	9%	575,000	3,653,125	91%
Philip P. Conti	280,008	21%	245,000	782,813	79%
Randall L. Crawford	280,008	21%	275,000	804,557	79%
Joseph E. O’Brien	280,008	21%	245,000	782,813	79%
Johanna G. O’Loughlin	270,000	24%	175,000	657,563	76%

(1)                This column reflects each named executive officer’s base salary as of December 31, 2006, which, because of adjustments during 2006, may be different from amounts reflected in the “Salary” column of the Summary Compensation Table.

(2)                This column reflects each named executive officer’s annual incentive compensation for 2006, which is also reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(3)                This column reflects an assumed payout of the 2005 Executive Performance Incentive Program (the “2005 EPIP”) and the value of the grants of 2006 restricted share awards as of December 31, 2006.  This column assumes that the 2005 EPIP payout equals the target share award multiplied by a 1.75 performance multiple.  The 1.75 performance multiple is the assumed future payout for the program on December 31, 2008.  Resulting shares are multiplied by $41.75 which was the closing price of the company’s common stock on December 31, 2006.  The final number is then divided by four to calculate the annual value of the total award which covers the period January 1, 2005 to December 31, 2008.  Messrs. Conti, Crawford and O’Brien were awarded three-year cliff vested restricted shares in 2006.  The number of restricted shares was multiplied by $41.75.  The total value was divided by three to determine the annual value of these three-year awards.

•                  Total Compensation Should Be Competitive

The company competes for executive talent with companies in its own industry as well as with those in other lines of business; accordingly, the Compensation Committee structures a total compensation package that compares favorably but does not offer above-market pay except for outstanding performance when objectives have been met.  The Compensation Committee annually benchmarks each element of total direct compensation (which includes base salary and annual and long-term incentives) and the mix of compensation (cash versus equity) against an applicable comparative market described below.  The company targets each element of compensation at the 50th percentile for median performance in order to remain competitive for executive talent.  However, executives have an opportunity, through annual and long-term incentives, to earn more based on higher levels of performance.  Pay at the market median is not assured unless performance is also at the median.  The incentive plan formulas employ a sliding scale for calculating the payouts that provides for decreasing, or eliminated levels of below-median awards for below-median performance.  Because market-competitive executive compensation is not limited to salary alone, the Compensation Committee devised a mechanism for including appropriate below-target incentive pay for retention purposes and to avoid any deterrent to appropriate risk-taking by management.  The Committee was also concerned about maintaining executive focus on delivering good operating performance even when adverse exogenous factors appear likely to produce below-median results relative to peers, particularly in multi-year plans where predicting outcomes and evaluating sensitivities in advance is a challenge.

In considering each component of compensation, the Committee considers the “flow through” effect on all other elements to maintain target total direct compensation at the market median.  In making its decisions regarding compensation, the Compensation Committee does not specifically consider amounts realizable from prior years’ compensation.  However, in making determinations concerning the long-term portion of an executive officer’s total compensation, the Compensation Committee does take into account the executive’s participation in ongoing long-term incentive programs.

In 2006 and historically, the target total direct compensation for Mr. Gerber who served as the Chairman, President and Chief Executive Officer and Mr. Porges who served as the Vice Chairman and Executive Vice President, Finance and Administration in 2006 was determined by reference to two comparative markets:  (1) proxy information reported for the 29 energy companies that form the Long-Term Peer Group described below and (2) general industry salary survey data.  Both groups compete with the company for talent in these positions and using both groups provides balance.  The general industry group is limited to companies of a comparable size for which compensation survey data is readily available.  The company uses regression analysis based on revenue for both comparative groups to account for differences in size.

In 2006 and historically, for the remaining named executive officers, the target total direct compensation was determined using the same general industry salary survey data.  This comparison group is used because the company’s competitors for executive talent are not limited to the energy industry and, for these positions, the company generally requires skills from a more varied set of backgrounds.  In addition, energy company proxy data has not historically been available for positions other than the chief executive officer and principal financial officer.

•                  Incentive Compensation Balances Short- and Long-Term Performance

The compensation program is designed to maintain a balance between rewarding the achievement of strong short-term or annual results and ensuring the company’s long-term growth and success.  To this end, a mix of both annual and longer-term incentives is provided, based on market surveys.  Participation in both the short-term and long-term incentive programs increases at higher levels of responsibility as executives in these leadership roles have the greatest influence on the company’s strategic direction and results over time.  The company has chosen to pay both short- and long-term performance compensation, as well as a level of annual base salary necessary to maintain market competitiveness.

•                  Peer Groups Define Competitive Levels of Performance

The company looks to the performance of peer groups in measuring short-term and long-term performance.  The peer group for the short-term incentive plans (the “Short-Term Peer Group”) is reviewed annually for appropriateness, and the peer group for the long-term incentive plan (the “Long-Term Peer Group”) is reviewed for appropriateness in connection with the establishment of each program cycle.

For the Short-Term Peer Group, the company chose a group of 11 similarly-sized, diversified energy companies which resemble the company in terms of business mix.  The companies in this peer group are:

CMS Energy Corporation	OGE Energy Corporation
Energen Corporation	ONEOK, Inc.
Keyspan Corporation	Peoples Energy Corporation
Kinder Morgan, Inc.	Questar Corporation
National Fuel Gas Company	Southwestern Energy Company
NiSource Inc.

Because the time horizon for the long-term incentive programs typically extends over several years, the Compensation Committee believes it is more important for the Long-Term Peer Group to include companies with significant participation in one or more of the company’s lines of business, in addition to companies having a similar business mix profile.  The 29 companies in this group were chosen for their involvement in one or more of the following areas:  natural gas distribution, exploration and production, and transmission.  This peer group is believed to be representative of the alternatives that shareholders have when deciding to invest in a diversified natural gas company in the natural gas sector.  The companies in this peer group include the Short-Term Peer Group together with the following:

AGL Resources Inc.	Northwest Natural Gas Company
Atmos Energy Corporation	Piedmont Natural Gas Company, Inc.
Cascade Natural Gas Company	Sempra Energy
Dynegy Inc.	Southern Union Company
El Paso Corporation	Southwest Gas Corporation
The Laclede Group, Inc.	UGI Corporation
MDU Resources, Inc.	Westar Energy, Inc.
New Jersey Resources Corporation	WGL Holdings, Inc.
NICOR, Inc.	Williams Industries, Incorporated

•                  Compensation Should Be Tax Deductible to the Extent Possible

The Compensation Committee has considered the impact of the applicable tax laws with respect to compensation paid under the company’s plans, arrangements and agreements.  Section 162(m) of the Code disallows, with certain exceptions, a federal income tax deduction for annual compensation over $1 million paid to any covered employee, which generally would be the chief executive officer and four most highly-compensated officers.  An exception is provided under the Code for performance-based compensation paid pursuant to shareholder-approved plans that meet certain criteria.

The 1999 Long-Term Incentive Plan, as amended and approved by the shareholders in 2004 (“1999 LTIP”), provides for award opportunities that are designed to qualify as performance-based compensation under Section 162(m) of the Code.  More specifically, awards under the company’s current long-term incentive program, the 2005 Executive Performance Incentive Program (the “2005 EPIP”) of the 1999 LTIP are anticipated to be deductible up to the full amount of the payout, subject to the individual award cap established in the 1999 LTIP.

In addition, the shareholders approved the continuation of the Executive Short-Term Incentive Plan (“Executive STIP”) in April 2006, which permits the payment of annual incentive awards that are designed to be deductible performance-based compensation under Section 162(m) of the Code, subject to the individual award cap under the Executive STIP.

Although the Compensation Committee has generally attempted to structure compensation so as to preserve deductibility, it also believes that there are circumstances where the company’s interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code.

For example, the company has the ability to grant restricted shares under the 1999 LTIP that are not designed to qualify as performance-based compensation under the Code.

•                  Executives Are Provided with Opportunities to Own Stock

The company provides its executives with various ways to become shareholders.  Historically, these programs have included stock option grants, time-based restricted stock grants, the 401(k) savings plan company stock account, an employee stock purchase plan that enables employees to purchase Equitable Resources stock at a discount through payroll deductions and, until the end of 2005, deferred compensation plans that allowed executives to invest, on a voluntary basis, in company stock.  The company last awarded new stock options in 2003.

As of December 31, 2006, the named executive officers had the following qualified stock ownership and were subject to the stock ownership guidelines set forth below:

Name	Stock Ownership Guidelines	Number of Shares Required by Ownership Guidelines	Number of Qualifying Shares Owned
Murry S. Gerber	Eight times base salary	119,760	795,751
David L. Porges	Eight times base salary	76,646	266,034
Philip P. Conti	Two times base salary	13,414	56,182
Randall L. Crawford	Four times base salary	26,828	45,654
Joseph E. O’Brien	Four times base salary	26,828	62,992
Johanna G. O’Loughlin	Two times base salary	12,934	79,600

The guidelines allow an executive to diversify his or her personal portfolio while maintaining stock ownership at levels high enough to assure shareholders of management’s commitment to value creation.  Qualified shareholdings include stock owned directly, shares held in the company’s 401(k) or employee stock purchase plans, and time-based restricted stock.  As long as an executive maintains qualified shareholdings in excess of the applicable guideline, he or she may sell shares or exercise options for cash by selling shares.  The stock ownership guidelines influence an executive’s mix of cash and non-cash compensation.  After a transition period for new executives, compliance with the guidelines is mandatory.  Executives are not permitted to hedge their shares or otherwise invest in company stock derivatives.

In addition, as participants in the 2005 EPIP, the named executive officers have significant exposure to the value of the company’s stock in excess of the shareholdings that qualify for stock ownership guideline purposes.

•                  Role of Compensation Consultant

Towers Perrin was hired by the Compensation Committee to provide competitive information, counsel and benchmarking regarding executive officer compensation programs and practices.  The Compensation Committee can request information or advice directly from Towers Perrin and may direct the company to provide information to Towers Perrin.

Competitive information regarding all components of compensation, other than special grants, is determined using survey information provided by Towers Perrin.  General economic conditions and marketplace compensation trends are also evaluated with the assistance of Towers Perrin.

Towers Perrin assisted the company in the preparation of a Resource Book which was provided to the Compensation Committee in December 2005.  The book, which is updated periodically, contains information that details salary, annual and long-term incentives, perquisites and employment and severance agreements for all executive officers.  For 2006, the book also included a tally sheet for Mr. Gerber.  The tally sheet calculated the company’s payment obligations under various scenarios.  In the future, the book will include tally sheets for all executive officers.

Towers Perrin also provides services to the company regarding director compensation and salary benchmarking for middle and senior management positions.

•                  Role of Executive Officers in the Compensation Process

See discussion of the role of executive officers in “Compensation Processes.”

Components of the Company’s Compensation Program

The following describes each element of the company’s compensation arrangements, how the company determines the amount for each element to pay and how each element, and the company’s decisions with respect to it, fit into the company’s overall compensation objectives and affects decisions regarding other elements.  The eight components are:  base salary, annual incentives, long-term incentives, special grants, health and welfare benefits, retirement programs, perquisites and agreements with named executive officers.

•                  Base Salary

Base salary for each named executive officer is established based on the scope of his or her responsibilities and experience, taking into account competitive market compensation paid by other companies for similar positions.  Generally, because the Compensation Committee favors pay-for-performance, base salary levels are capped at the 50th percentile of the applicable comparative market.  While base salaries and new survey data are reviewed by the Compensation Committee annually, the Committee generally considers an adjustment to salary for an executive officer only:

•                  when the survey data demonstrates a significant deviation from the market;

•                  to recognize outstanding individual performance; or

•                  to recognize an increase in responsibilities over the prior year.

Even when one of the above circumstances exists, a salary adjustment is not automatic.

In February 2006, because their salaries were considerably below the median, having not been increased since April 2000, Mr. Gerber and Mr. Porges each received a base salary increase to a level closer to but still below the market median.  Their salaries were increased also in recognition of their outstanding individual performance in 2005 and Mr. Porges’ enhanced responsibilities since January 2004.  Mr. Gerber’s salary was increased from $580,008 (86% of the applicable market median) to $624,996 and Mr. Porges’ salary was increased from $354,996 (82% of the applicable market median) to $399,996.

In February 2006, Mr. Conti received a base salary increase from $185,004 to $225,000 because he was promoted to Chief Financial Officer of the company and his responsibilities increased.  In April 2006, he received a base salary increase to $280,008 (89% of the applicable market median) which more accurately reflected the market for his new position.  The base salaries for Messrs. Crawford and O’Brien were also increased in April 2006.  Both were increased from $249,996 to $280,008 to more accurately reflect the market for their positions.  A market review was also done for Ms. O’Loughlin’s position and the Compensation Committee approved an adjustment from $250,008 to $270,000 in April 2006.

•                  Annual Incentives

As of January 2007, all employees participate (and in 2006, all employees except for members of one bargaining unit participated) in the company’s short-term incentive plans and received a target award in an amount equal to a designated percentage of base salary.  The incentive target amounts for all short-term incentive plan participants are added together to form the target annual incentive pools, and the figures are presented to the Compensation Committee for its approval at the time the plans are adopted for the year.  Pre-determined external and internal measures for the pool from which officer bonuses are paid are also established at the same time by the Compensation Committee and are each assigned a weighting, the total of which adds to 1.0.  The plan provides that the effect of certain exogenous factors, including weather, commodity prices, and acquisitions and divestures may, at the discretion of the Compensation Committee, be established at the time the plans are adopted as predetermined adjustments to the earnings per diluted share calculation and in fact were so identified for 2006.  The external measures chosen for 2006 were return on total capital (“ROTC”) compared to the Short-Term Peer Group and earnings per diluted share calculated as described above (“EPS”) growth rate compared to the same group, using a sliding scale in both cases.  The internal measures included EPS growth internally year over year on a sliding scale, and business unit Value Driver performance.

Depending on actual performance on each of the four measures, the median multiplier of 1.0 is increased (but cannot exceed 2.0) or decreased (can be 0), and the resulting total is multiplied by the target annual incentive pool to determine the actual annual incentive pool for the year.  In January 2007, Mr. Gerber provided the Compensation Committee with a report of results for each of the pre-established measures, together with a calculation of the annual incentive pool based on the plan formula.  For 2006, the company’s performance on the four measures resulted in a multiplier of 1.46 after application of the assigned weightings.  The plan also provides that failure to achieve a minimum ROTC of 8% may result in a reduction of the incentive pool by up to 25%, as determined by the Compensation Committee in its sole discretion.  For 2006, the company’s ROTC exceeded the threshold number so there was no reduction of the incentive pool.  Once the actual annual incentive pool is calculated, individual cash payouts are made based on the individual’s annual incentive target, the size of the actual annual incentive pool compared to the target pool and performance on individual Value Drivers.

Annual incentive targets for each participant in the short-term incentive plans are set at the 50th percentile of the general industry market expressed as a percentage of base salary.  For 2006, the Compensation Committee approved the following target incentive awards:  Mr. Gerber, 100%; Mr. Porges, 80%; Messrs. Conti, Crawford and O’Brien and Ms. O’Loughlin, each 50%.  Mr. Gerber’s and Mr. Porges’ targets reflect adjustments made by the Compensation Committee to account for the fact that their salaries were below the median in 2006.

In December 2005, the Compensation Committee established the applicable 2006 performance measure for the Executive STIP, and, within the first 90 days of 2006, confirmed the identity of the participants, including the named executive officers, and granted the incentive awards contingent upon achievement of the performance criteria if the employee otherwise qualifies for incentive payment.  A formula based on internal EPS growth establishes the maximum payment from which the Compensation Committee is permitted only to exercise its discretion downward in determining the actual payouts, which are based on the target, the actual annual incentive pool and the individual’s performance, subject to the per individual limit specified in the Executive STIP approved by shareholders.  Based on 2006 EPS growth of 10.4%, the Committee had discretion to award payments up to three times base salary for each executive.  See the Summary Compensation Table column entitled “Non-Equity Incentive Plan Compensation” for the annual incentive plan payout made to each named executive officer for 2006.

In January 2007, the Committee confirmed the participants and established the 2007 performance measure for the Executive STIP, which will be EPS performance against the approved business plan figure.  Maximum payout is set at three times the participant’s base salary for EPS performance exceeding business plan by at least 10%.

Annual incentive expense is accrued during the year in which it is earned and is therefore deducted from the financial results prior to calculation of the performance measures used to determine the awards.  Accordingly, the program is self-funding because performance objectives must be over-achieved to compensate for the performance expense.

•                  Long-Term Incentives

The 2005 EPIP is currently the primary vehicle for delivering long-term incentive compensation to executive officers.  The 2005 EPIP is a four-year program that provides stock-based awards designed to have a strong retention impact and forge a direct link to long-term corporate performance.  The Compensation Committee approved the 2005 EPIP in February 2005 after thoroughly discussing the program design over a series of seven meetings.  During these meetings, a number of alternate program designs were evaluated and various performance metrics were analyzed to assure the best fit with the company’s goal of shareholder growth while providing appropriate rewards for profitable results.

During extensive review sessions with Towers Perrin and management, the Compensation Committee analyzed a number of competing criteria, such as stock options versus shares, performance versus time-based vesting, operational performance versus growth objectives, overlapping versus front-end loaded multi-year cycles, relative versus absolute performance measures, and symmetrical versus asymmetrical payout above and below the performance median.  The Compensation Committee also discussed and evaluated the merits of specific performance measures, including total shareholder return (“TSR”), earnings per share, ROTC and net income, the relationship among the selected measures in the program formula and the multiple of target to be established for each performance level.  Other relevant factors considered included the composition of the peer group, the optimum number of participants, the period for calculating initial and ending stock price and the effect of death or disability of a participant prior to vesting.  In particular, the Compensation Committee wrestled with the need to fix objectives that would continue to provide a meaningful measure of performance over a four-year period and would be flexible enough to provide appropriate rewards despite the potential for significant unusual events for the company (e.g., an acquisition), for peers (e.g., unusually poor performance at commencement of the period) or for the market in general (e.g., Hurricane Katrina).

The Compensation Committee eventually established a proposed formula using relative TSR compared to the peer group and absolute ROTC.  Median ROTC performance for plan purposes was set above actual peer median performance because the Committee decided that target ROTC should exceed that of the company’s competitors, as well as the company’s cost of capital. A proposed multiple cap was also incorporated in the performance grid in accordance with advice from Towers Perrin.  In order to more fully examine the range of possible plan outcomes under various economic circumstances, the Compensation Committee subjected the proposed performance matrix to a systematic sensitivity analysis using 11 years of financial and stock performance data for the 2005 EPIP peer group normalized to market data for total direct chief executive officer compensation.  In order to validate the range of potential outcomes under the program as designed, a number of actual and hypothetical scenarios were modeled, and results for the proposed program under each set of circumstances were compared with outcomes using traditional 10-year stock options and, separately, using the existing performance-based stock program (which excluded the ROTC modifier).  The Compensation Committee approved the program design after concluding that the interaction of the plan elements yielded compensation that was appropriate and not excessive and that the proposed use of share units with a cap on the multiple of target would result in less volatility and in outcomes better aligned with the business results than would comparable (uncapped) stock option awards, and even represented a slight improvement in alignment with strategic objectives versus the TSR-only performance-based stock approach.

The Compensation Committee approved the following performance measures for the 2005 EPIP:

•                  The company’s TSR at the end of a four-year period (January 1, 2005 to December 31, 2008) against that of the Long-Term Peer Group; and

•                  The company’s average absolute ROTC over the same four-year period.

The payout opportunity under the 2005 EPIP program formula ranges from:

•                  no payout if Equitable Resources is one of the lowest-ranking four companies in the peer group as to TSR and has ROTC of less than 9%, or if  TSR performance is one of the lowest ranked 13 companies and ROTC is below 8%; to

•                  target payout if the company is the median performer in the Long-Term Peer Group as to TSR and has ROTC of between 8% and 9%; to

•                  two and one-half times the target award if the company is one of the four highest-ranking companies in the Long-Term Peer Group as to TSR and has ROTC that is at least 10%.

If earned, the share units are expected to be paid in cash although the company may pay in shares if individual stock ownership guidelines are not met.  No further awards can be made under the program.

Under the 2005 EPIP, target awards were developed for each named executive officer for the four-year program at the 50th percentile of the general industry market.  In considering the target awards to be granted to the named executive officers, the Compensation Committee evaluated whether other components of the executive’s compensation were below the 50th percentile.

The 2005 EPIP is accounted for as a variable plan in accordance with generally accepted accounting principles.  Compensation cost for the 2005 EPIP is recognized over the four-year performance period based on anticipated stock price and expected level of performance at the end of the performance period, and is therefore deducted from the financial results prior to calculation of the performance measures used to determine the awards.  Accordingly, the program is self-funding because performance objectives must be over-achieved to compensate for the performance expense.  The company tracks the potential payout of the 2005 EPIP each quarter for accrual purposes.  The actual payout will depend on the company’s actual performance through, and the stock price on, the last day of the performance period of the four-year program on December 31, 2008.

•                  Special Grants

From time to time, special equity grants are approved by the Compensation Committee in the form of time-based restricted stock awards.  Special grants are typically considered (1) in connection with promotion where more stock exposure is desired; (2) to recognize extraordinary achievement; (3) in lieu of cash for annual incentive payments (where an employee has not met the stock ownership guidelines); or (4) when the survey data demonstrates a significant deviation from market total direction compensation.  Grants are made on the date the Compensation Committee takes action.  Compensation expense for special grants is recorded over the applicable vesting period (which may be longer than the typical three-year period for annual awards) in accordance with generally accepted accounting principles.

During 2006, special equity grants in the form of time-based restricted shares were made to Mr. Conti (9,000 shares), Mr. Crawford (4,000 shares), and Mr. O’Brien (9,000 shares) by the Compensation Committee at its April 11, 2006 meeting.  These awards were made because the executives’ long-term incentive compensation was below market and their responsibilities increased.  Their awards vest three years after the grant date of April 11, 2006, contingent upon continued employment with the company on such date, subject to partial vesting in the event of early involuntary termination without cause.  In 2007, the Compensation Committee made a special equity grant in the form of time-based restricted shares to Mr. Gerber (4,770 shares).  The award was made in recognition of the company’s financial performance and implementation of the growth plan, in addition to the Compensation Committee’s desire to retain Mr. Gerber.  His award vests three years after the grant date of February 6, 2007, contingent upon his continued employment with the company on such date, subject to partial vesting in the event of early involuntary termination without cause.

•                  Health and Welfare Benefits

Named executive officers receive the same health and welfare benefits offered to other Equitable employees including medical, prescription drug, dental, vision, life, accidental death and dismemberment, short- and long-term disability, flexible spending accounts, holiday pay, and an employee assistance program.  The same contribution amounts, percentages and plan design provisions are applicable to all employees.

•                  Retirement Programs

The named executive officers may participate in the same defined contribution 401(k) plan as other non-represented employees at Equitable.  Under the plan, the company automatically contributes an amount equal to 6% of each participant’s base salary to an individual investment account for the employee, subject to applicable tax regulations.  In addition, the company matches a participant’s elective contribution by contributing to the participant’s individual investment account an amount equal to 50% of each dollar contributed by the employee, subject to a maximum company contribution of 3% of the employee’s base salary and to applicable tax regulations.  Because the company does not match annual incentive compensation, according to surveys, the defined contribution plan is below the 50th percentile of the general industry market.

Prior to December 31, 2005, automatic and matching company contributions exceeding the amounts permitted by applicable tax regulations were contributed to the deferred compensation plan accounts of participating employees.  In December 2005, the employee deferred compensation plans were terminated and paid out.  Beginning in 2006, once contributions for highly-compensated employees (including the named executive officers) reach the maximum level permitted under the plan or by regulation, both company and employee contributions can be continued on an after-tax basis through the purchase by the employee of a retirement annuity product of Fidelity Investments Life Insurance Co.  There are no vesting provisions in this program.

The company currently has no Supplemental Executive Retirement Plan, or SERP, obligations.  No named executive officer participates in a defined benefit retirement plan with the company.

•                  Perquisites

The Compensation Committee regularly reviews executive perquisites in comparison with competitive information provided by Towers Perrin.  Consistent with its philosophy of pay-for-performance, the company provides modest perquisites to its executives that, in number and value, are below median competitive levels for comparable companies.  Perquisites that are provided to each named executive officer include the following:  car allowance, country and dining club memberships, executive physical, financial planning, parking, life insurance and accidental death and disability insurance both of which exceed the level of insurance provided to other employees.  Mr. O’Brien’s permanent residence is in Andover, Massachusetts.  He commutes to Pittsburgh, Pennsylvania and Charleston, West Virginia in fulfilling his role as President of the Equitable Supply segment.  The Compensation Committee approved $49,146 of reimbursement for his commuting and living expenses in 2006.  Additionally, $39,935 of tax gross-up was approved for this perquisite for a total of $89,081.  The company has no current plans to make changes to the levels of perquisites.

The company does not own or lease condominiums or townhouses, corporate aircraft, watercraft, or executive dining facilities.  The company does not employ chauffeurs, personal security guards, chefs or house staff for any officers.  See footnote (8) to the “All Other Compensation” column in the Summary Compensation Table for a discussion and breakdown of the perquisites offered to the named executive officers in 2006.

•                  Agreements with Named Executive Officers

The Compensation Committee regularly evaluates the agreements the company has with the named executive officers as part of their total compensation package.  The company has employment agreements with Mr. Gerber and Mr. Porges which provide for, among other things, payment to the executive of benefits upon termination of employment.  Currently, the term of each agreement automatically extends each month so that each agreement effectively has a continual one-year term, unless either party gives notice of a desire not to extend the term, in which case the agreement expires one year after the notice.

In addition, change of control and non-competition and non-solicitation agreements have been negotiated with the named executive officers because the Compensation Committee believes that the agreements provide a structured basis for defining the payments the named executive officers will receive from the company upon departure.  The Compensation Committee believes that having an existing agreement in place is preferable to negotiating an exit strategy at the time of a named executive officer’s departure.  In 2006, Mr. Conti’s change of control agreement was amended to conform his salary and benefits continuation payments to those of most of the other named executive officers, except that no floor payment was approved.  See “Potential Payments Upon Termination or Change of Control” for more detail on the company’s agreements with each named executive officer.

In February 2007, the Compensation Committee made the decision to allow accelerated vesting of all future, and previously granted, unvested, restricted stock awards in the event of death or disability.  See “Payments to be Made Pursuant to Company Plans” for the vesting schedule for restricted stock awards in the event of death or disability.

Section 280G of the Code

If a change of control of the company causes compensation, including performance-based compensation, or awards, including but not limited to options or units, to be paid or accelerate in vesting, a disqualified individual could, in some cases, be considered to have received “parachute payments” within the meaning of Section 280G and Section 4999 of the Code.  Pursuant to Section 4999, a disqualified individual can be subject to a 20% excise tax on excess parachute payments.  Similarly, under Section 280G of the Code, the company is denied a deduction for excess parachute payments. As indicated above, the company has entered into certain change of control agreements whereby, if it is determined that any payment or distribution by the company to or for the disqualified person’s benefit would constitute an “excess parachute payment,” the company will pay to the disqualified person a gross-up payment, subject to certain limitations, such that the net amount retained by the disqualified person after deduction of any excise tax imposed under Section 4999 of the Code, and any tax imposed upon the gross-up payment, will be equal to such payments or distributions.  Gross-up payments will not be deductible by the company.

Section 409A of the Code

The company intends that its plans, arrangements and agreements will be structured and administered in a manner that complies with the requirements of Section 409A of the Code.  Participation in, and compensation paid under, the company’s plans, arrangements and agreements may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code.  To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of Section 409A of the Code on the company’s plans, arrangements and agreements.  If the company’s plans, arrangements and agreements as administered fail to meet certain requirements under Section 409A of the Code, compensation earned thereunder may be subject to immediate taxation and tax penalties.

Forward-Looking Statements

Disclosures in this Compensation Discussion and Analysis (“CD&A”) may contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe” and other words of similar meaning in connection with any discussion of future operating or financial matters.  Without limiting the generality of the foregoing, forward-looking statements contained in this report include the matters discussed regarding the expectation of compensation plans, strategies, objectives, and growth and anticipated financial and operational performance of the company and its subsidiaries.  A variety of factors could cause the company’s actual results to differ materially from the anticipated results or other expectations expressed in the company’s forward-looking statements.  The risks and uncertainties that may affect the operations, performance and results of the company’s business and forward-looking statements include, but are not limited to, those set forth in the company’s Form 10-K for the year ended December 31, 2006.

Any forward-looking statement speaks only as of the date on which such statement is made and the company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors is responsible for setting the company’s compensation principles that serve to guide the design of compensation plans and programs applicable to the executive officers of Equitable Resources.  The Compensation Committee charter establishes our duties and responsibilities, and is reviewed annually by the Committee.  A copy of the charter is available on the company’s website at www.eqt.com.  As set forth in the charter, Compensation Committee members annually review the performance of the executive officers and establish individual compensation levels for each.  The Compensation Committee considers the advice of Towers Perrin, independent outside consultants selected by the Compensation Committee, in determining whether the amounts and types of compensation the company pays its executives are appropriate.

The Compensation Committee is composed of three independent, non-employee members of the Board of Directors.  The Compensation Committee has reviewed all components of compensation for Mr. Gerber and the other named executive officers of the company.  This includes base salary, annual incentive compensation, long-term incentive compensation, perquisites and retirement plans.  A review of the potential cost of the named executive officer change-in-control agreements was completed by the Compensation Committee in 2005.  Finally, the Compensation Committee periodically reviews the named executive officers’ total compensation under various termination scenarios, including change of control, termination by the company and resignation by the employee.

Based on our review, the Compensation Committee determined that total compensation of each of the named executive officers was reasonable and not excessive.  We have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with the management of Equitable Resources.  Based on this review and these discussions, we recommended to the Board of Directors that the CD&A be included in the Equitable Resources 2006 Annual Report on Form 10-K and Proxy Statement for 2007.

This report has been furnished by the Compensation Committee of the Board of Directors.

Phyllis A. Domm, Chair
James E. Rohr
Lee T. Todd, Jr.

The following tables contain information concerning the compensation of the company’s principal executive officer, co-principal financial officers, and each of the other three most highly compensated executive officers of the company in 2006.  These persons are sometimes referred to as the “named executive officers” in this proxy statement.

SUMMARY COMPENSATION TABLE

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
		(2)	(3)	(4)	(5)	(6)	(7)	(8)
Murry S. Gerber Chairman and Chief Executive Officer	2006	616,345	0	6,743,593	40,940	800,000	0	87,746	8,288,624
David L. Porges President and Chief Operating Officer	2006	391,342	0	4,445,518	25,929	575,000	0	68,110	5,505,899
Philip P. Conti Senior Vice President and Chief Financial Officer	2006	253,275	0	853,365	4,776	245,000	0	52,095	1,408,511
Randall L. Crawford Senior Vice President	2006	269,619	0	947,190	4,776	275,000	0	52,319	1,548,904
Joseph E. O’Brien Senior Vice President	2006	269,619	0	888,990	8,870	245,000	0	134,814	1,547,293
Johanna G. O’Loughlin Senior Vice President, General Counsel and Secretary	2006	263,080	0	809,250	223,264	175,000	0	51,495	1,522,089

(1)                    The company had co-principal financial officers through the certification and filing of the company’s 2006 Annual Report on Form 10-K:  David L. Porges who served as Vice Chairman and Executive Vice President, Finance and Administration and Philip P. Conti who served as Vice President and Chief Financial Officer.  Effective February 21, 2007, Mr. Porges became President and Chief Operating Officer and Mr. Conti became Senior Vice President and Chief Financial Officer.

(2)                    This column reflects each executive’s base salary earned during 2006.

(3)                    The company did not award a cash bonus to any named executive officer in 2006.  The annual incentive compensation award for 2006 is set forth in the “Non-Equity Incentive Plan Compensation” column.

(4)                    This column reflects the aggregate compensation expense recognized for financial statement reporting purposes in 2006 calculated in accordance with SFAS No. 123R using the assumptions underlying the valuation of equity awards set forth in footnote 16 of the consolidated financial statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2006 for (a) performance units granted under the 2005 EPIP and (b) nonvested restricted stock, and may include amounts related to awards granted in and prior to 2006.  The 2005 EPIP is currently the primary vehicle for delivering long-term incentive compensation to executive officers.  It is a four-year program that provides stock-based awards designed to have a strong retention impact and forge a direct link to long-term corporate performance.  The compensation expense recognized in 2006 for the 2005 EPIP was:  $6,150,000 for Mr. Gerber; $4,100,000 for Mr. Porges; $738,000 for each of Messrs. Conti and O’Brien and Ms. O’Loughlin; and $840,500 for Mr. Crawford.  The performance period for the 2005 EPIP is January 1, 2005 through December 31, 2008.  The actual value of the award will not be calculated until December 31, 2008.  It may be more than or less than currently estimated and could be as low as $0.  See “Compensation Discussion and Analysis” for a discussion of the 2005 EPIP.

(5)                    This column reflects the aggregate compensation expense recognized for financial statement reporting purposes in 2006 calculated in accordance with SFAS No. 123R using the assumptions underlying the valuation of awards set forth in footnote 16 of the consolidated financial statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2006 for (a) previously awarded unvested options and (b) new option issuances resulting from reloads of previously awarded stock options that were exercised in 2006.  No new option grants were made in 2006.  The stock options that were exercised in 2006 and reloaded by Ms. O’Loughlin were originally granted on February 27, 2003.

(6)                    This column reflects the dollar value of annual incentive compensation earned under the Executive STIP during 2006.  The awards were paid to the named executive officers in cash in February 2007.

(7)                    None of the named executive officers participate in a company-sponsored defined benefit pension plan.  In addition, the company no longer sponsors a deferred compensation plan for employees.

(8)                    This column includes the dollar value of premiums paid by the company in 2006 for group life, accidental death and dismemberment insurance, the company’s contribution to the 401(k) plan and the 2006 payroll deduction and contribution plan, and perquisites, as follows:

Name	Insurance	401(k) Contributions	2006 Payroll Deduction and Contribution Plan	Perquisites (see below)	Total
	($)	($)	($)	($)	($)
Murry S. Gerber	1,625	15,946	39,871	30,304	87,746
David L. Porges	654	18,900	16,321	32,235	68,110
Philip P. Conti	342	16,967	6,104	28,682	52,095
Randall L. Crawford	296	15,842	8,666	27,515	52,319
Joseph E. O’Brien	798	15,842	8,666	109,508	134,814
Johanna G. O’Loughlin	777	18,312	5,452	26,954	51,495

The values of perquisites which the company provided to each named executive officer in 2006 are itemized below:

Name	Car Allowance ($)	Country and Dining Club Annual Dues ($)	Financial Planning ($)	Parking ($)	Physical ($)	Relocation Expenses ($)	Tax Reimbursement ($)	Total Perquisites ($)
Murry S. Gerber	9,180	8,540	9,944	2,640	0	0	0	30,304
David L. Porges	9,180	10,981	9,434	2,640	0	0	0	32,235
Philip P. Conti	9,060	7,081	9,901	2,640	0	0	0	28,682
Randall L. Crawford	9,060	7,205	8,610	2,640	0	0	0	27,515
Joseph E. O’Brien	9,060	0	8,727	2,640	0	49,146	39,935	109,508
Johanna G. O’Loughlin	9,060	5,764	7,715	2,640	1,775	0	0	26,954

The car allowance is an amount paid to the executive intended to cover the annual cost of acquiring, maintaining and insuring a car.  Club memberships are generally maintained for business entertainment but may be used for personal use.  The entire cost of country and dining club dues has been included in the table although the company believes that only a portion of the cost represents a perquisite.  Financial planning is the actual cost to the company of providing to each executive financial planning and tax preparation services.  Mr. O’Brien’s relocation expenses represent the entire cost of his housing, meals and transportation.  Mr. O’Brien’s tax reimbursement represents the entire amount of taxes due on the amount reimbursed for relocation expenses.

GRANTS OF PLAN-BASED AWARDS

												Grant
									All Other	All Other		Date
									Stock	Option		Fair
									Awards:	Awards:	Exercise	Value
			Estimated Future Payouts Under						Number of	Number of	or Base	of Stock
			Non-Equity Incentive Plan			Estimated Future Payouts Under			Shares of	Securities	Price of	and
	Grant	Approval	Awards			Equity Incentive Plan Awards			Stock or	Underlying	Option	Option
Name	Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
			($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
	(1)	(2)	(3)	(3)	(3)				(4)	(5)	(5)
Murry S. Gerber	12/7/2005		0	624,996	1,874,988	—	—	—
David L. Porges	12/7/2005		0	319,997	1,199,988	—	—	—
Philip P. Conti	12/7/2005 4/11/2006		0	140,004	840,024	—	—	—	9,000			318,960
Randall L. Crawford	12/7/2005 4/11/2006		0	140,004	840,024	—	—	—	4,000			141,760
Joseph E. O’Brien	12/7/2005 4/11/2006		0	140,004	840,024	—	—	—	9,000			318,960
Johanna G. O’Loughlin	12/7/2005 3/20/2006	2/27/2003	0	135,000	810,000	—	—	—		22,758	37.420	214,394

(1)                December 7, 2005 is the date the Executive STIP was approved by the Compensation Committee for 2006.  Awards under the Executive STIP are set forth in the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”  April 11, 2006 is the date the Compensation Committee awarded restricted stock to Messrs. Conti, Crawford and O’Brien.  Their restricted stock awards are set forth in the column “All Other Stock Awards:  Number of Shares of Stock or Units.”  March 20, 2006 is the date Ms. O’Loughlin exercised and reloaded previously granted options.  The number of reloaded options is reflected in the column “All Other Option Awards:  Number of Securities Underlying Options.”

(2)                The date set forth in this column is the approval date for the original grant of options for which reload grants were awarded in 2006 upon exercise of the original grant.

(3)                These columns reflect the annual incentive award threshold, target and maximum amounts payable under the Executive STIP.  Under the Executive STIP, a formula based on internal earnings per share growth establishes the maximum payment from which the Compensation Committee exercises its discretion downward in determining the payment, based on the target, the actual incentive pool and individual performance.  The threshold, target and maximum amounts range from no payment (threshold), to the percentage of base salary identified as the target bonus (target), to three times base salary (maximum), as defined under the plan.

(4)                This column reflects shares of restricted stock awarded under a special grant made in 2006.

(5)                These columns reflect an award of stock options resulting from the reload of previously granted stock options that were exercised in 2006, and the exercise price of the reloaded stock options.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)

Murry S. Gerber	325,000			15.76	3/14/2011	70,000	2,922,500	300,000	21,918,750
	600,000			17.24	3/12/2012	44,000	1,837,000
	150,000			17.88	2/27/2013	4,000	167,000
David L. Porges	240,000			9.92	3/14/2010	40,000	1,670,000	200,000	14,612,500
	380,000			17.24	3/12/2012	23,020	961,085
	95,000			17.88	2/27/2013	6,000	250,500
Philip P. Conti	35,000			17.24	3/12/2012	5,000	208,750	36,000	2,630,250
	17,500			17.88	2/27/2013	9,000	375,750
Randall L. Crawford						10,000	417,500	41,000	2,995,563
						4,000	167,000
Joseph E. O’Brien						10,000	417,500	36,000	2,630,250
						9,000	375,750
Johanna G. O’Loughlin	14,432			18.38	5/25/2009	10,000	417,500	36,000	2,630,250
	9,350			20.58	5/25/2009
	22,758			37.42	2/27/2013

(1)                    The following table reflects the vesting date of each tranche of unvested restricted shares for each named executive officer:

Name	Number of Restricted Shares	Grant Date	Vesting Date	Closing Market Price on Date of Grant ($)
Murry S. Gerber	70,000	3/12/2002	3/12/2007	17.24
	44,000	2/25/2004	2/25/2007	21.38
	4,000	2/22/2005	2/22/2008	29.58
David L. Porges	40,000	3/12/2002	3/12/2007	17.24
	23,020	2/25/2004	2/25/2007	21.38
	6,000	3/3/2004	3/3/2007	22.00
Philip P. Conti	5,000	2/25/2004	2/25/2007	21.38
	9,000	4/11/2006	4/11/2009	35.44
Randall L. Crawford	10,000	2/25/2004	2/25/2007	21.38
	4,000	4/11/2006	4/11/2009	35.44
Joseph E. O’Brien	10,000	2/25/2004	2/25/2007	21.38
	9,000	4/11/2006	4/11/2009	35.44
Johanna G. O’Loughlin	10,000	2/25/2004	2/25/2007	21.38

In the event of involuntary termination of the executive’s employment or a change of control of the company, the vesting of restricted share awards may accelerate.  See “Potential Payments Upon Termination or Change of Control” for a discussion of, among other things, a revised vesting schedule and circumstances under which an award will accelerate and pay out.

(2)                    This column reflects the market value of unvested restricted shares outstanding based on the closing price of the company’s stock on December 31, 2006, which was $41.75.

(3)                    This column reflects the number of share units awarded pursuant to the 2005 EPIP that have not vested.  In the event of termination of the executive’s employment or a change of control of the company, the 2005 EPIP awards may accelerate. See

“Potential Payments Upon Termination or Change of Control” for a discussion of, among other things, circumstances under which an award will accelerate and become payable.

(4)                    This column reflects the payout value at December 31, 2006 of unearned share units awarded pursuant to the 2005 EPIP that have not vested.  The valuation assumes a 1.75 performance factor and a share price of $41.75, which was the closing price of the company’s common stock on December 31, 2006.  The actual payout will depend on the company’s actual performance through, and the stock price on, the last day of the performance period.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
	(1)	(2)	(3)	(3)
Murry S. Gerber	475,000	12,851,125	0	0
David L. Porges	400,000	10,822,000	0	0
Philip P. Conti	123,000	2,673,020	0	0
Randall L. Crawford	161,900	4,228,055	0	0
Joseph E. O’Brien	137,832	2,788,531	0	0
Johanna G. O’Loughlin	282,500	5,757,163	0	0

(1)                This column reflects the aggregate number of options exercised in 2006.  The resulting shares were sold for cash.

(2)                This column reflects the value realized by the executive upon exercise of the options set forth in the column “Number of Shares Acquired on Exercise.”  Value realized on exercise equals the excess of the aggregate fair market value on the date of exercise of the stock purchased on exercise of the options over the aggregate exercise price.

(3)                No restricted stock vested for any named executive officer in 2006.

PENSION BENEFITS

None of the named executive officers participate in a company-sponsored defined benefit pension plan.

NONQUALIFIED DEFERRED COMPENSATION

The company no longer maintains a deferred compensation plan for employees and there are no deferred compensation balances.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The company maintains certain plans and has entered into certain agreements that require the company to provide compensation to the named executive officers in the event of a termination of employment or a change of control of the company.

Payments to be Made Pursuant to Company Plans

1999 Long-Term Incentive Plan

Typically, restricted stock granted under the 1999 LTIP fully vests at the end of the established service period, usually the third anniversary of the award’s grant date.  In the event of a voluntary termination of employment prior to the end of the service period, all unvested restricted shares are forfeited by the executive.  In the event of an involuntary termination of employment without fault by the executive prior to the end of the service period or the death or disability of the executive prior to the end of the service period, previously unvested restricted shares will vest in accordance with the following schedule:

Termination Date	Three Year Grant Percent Vested	Five Year Grant Percent Vested
Prior to first anniversary	0%	100%
Prior to second anniversary	25%	100%
Prior to third anniversary	50%	100%

The 2005 EPIP contains guidelines to assist the Compensation Committee in determining the extent to which awards may be paid to an employee who terminates employment during the four year performance period.  Under the guidelines, participants who die or become disabled before the end of the performance period may be issued awarded share units for the performance period, contingent upon achievement of the performance conditions, as follows:

Termination Date	Awarded Share Units
January 1, 2006 — December 31, 2006	50%
January 1, 2007 — December 31, 2007	75%
January 1, 2008 and thereafter	100%

The guidelines provide for no payment upon a retirement, resignation or termination for reasons of misconduct, failure to perform or other cause.  Finally, if the termination is due to reasons such as reorganization, and not due to the fault of the employee, the employee may receive payment for awarded share units following the termination of the performance period, contingent upon achievement of the performance conditions, as follows:

Termination Date	Awarded Share Units
Prior to January 1, 2007	0%
January 1, 2007 — December 31, 2007	25%
January 1, 2008 — December 31, 2008	50%

Executives have no rights in respect of the payments that may be made in the discretion of the Compensation Committee.

In the event of a change of control, under the 1999 LTIP:

•                  all unvested restricted shares, including accrued dividends, automatically vest; and

•                  the end of the performance period under the 2005 EPIP is accelerated to the date of the change of control and amounts earned calculated for the performance through such date are paid out on the date of the change of control.

The 1999 LTIP defines change of control to mean, generally:

•                  the sale of all or substantially all of the company’s assets, unless the company’s shareholders prior to the sale own at least 80% of the acquirer’s stock after the sale;

•                  the acquisition by a person or group of beneficial ownership of 20% or more of the company’s common stock;

•                  the termination of the company’s business and the liquidation of the company;

•                  consummation of a merger or consolidation of the company, unless shareholders of voting securities immediately prior to the merger or consolidation continue to hold more than 60% of the voting securities of the resulting entity and individuals serving on the company’s Board constitute at least a majority of the resulting entity’s board; or

•                  a change in the composition of the Board, so that existing Board members and their approved successors do not constitute two-thirds of the Board.

Executive Short-Term Incentive Plan

The Executive STIP contains guidelines to assist the Compensation Committee in making decisions regarding employee participation in the plan when the employee’s status changes during the year.  The guidelines provide for no payment in the case of an employee terminated for reasons of misconduct, failure to perform or other cause, and a permissive pro-rata payment in the event of termination due to reorganization (and not the fault of the executive), resignation, death and disability, contingent upon achievement of the performance criteria if the employee otherwise qualifies for incentive payment.  Executives have no rights in respect of the payments that may be made in the discretion of the Compensation Committee.  Payments, if any, shall be made consistent with the ordinary payments under the plan except as may be necessary to delay payment to avoid the imposition of additional taxes and interest under Section 409A of the Code.

In the event of a change of control (as defined in the 1999 LTIP), the plan year shall end on the date of the change of control, the performance objectives shall be deemed to have been achieved for the pro-rata portion of the calendar year that elapsed through the date of the change of control at target levels or, if actual performance is greater, at actual levels, and incentive awards shall be paid to participants, subject to terms of the plan and the Compensation Committee’s discretion.

Other Plans

The company maintains a severance pay plan for eligible employees whose employment is terminated by the company for reasons other than misconduct or performance.  Executives with individually executed agreements with the company are not eligible for benefits under the plan unless their individually negotiated agreements provide otherwise.  The cash benefit available under the plan depends upon, among other things, the reason for the separation, the term of employment of the individual and whether the individual delivers a release of claims.  The maximum benefit available under the severance pay plan is a cash benefit in an amount equal to the individual’s bi-weekly salary multiplied by his or her years of service (subject to a maximum of 13 years) and benefits continuation for a maximum period of 12 months.

The company provides a life insurance benefit equal to one times base salary (in each case, in addition to the one times base salary available to all employees) to each named executive officer other than Mr. Gerber whose employment agreement entitles him to life insurance in an amount equal to two times his base salary.

It has been the company’s practice to provide executive officers with 24 months of financial planning assistance following a termination of employment by the company without cause, by the executive for good reason (as defined in the non-competition and non-solicitation agreements described below) or upon the executive’s death or disability.  This practice will be continued only in the Compensation Committee’s discretion and, if continued, may not be applied uniformly.

Payments to be Made Pursuant to Written Agreements With the Named Executive Officers

Employment Agreements

The company’s employment agreements with Messrs. Gerber and Porges provide for payment to the executive of benefits upon termination of employment as follows:

•                  one year’s base salary plus, in the case of Mr. Porges, one year of medical benefits, upon voluntary termination within 90 days of a material breach of the employment agreement by the company;

•                  one year’s base salary plus, in the case of Mr. Porges, one year of medical benefits, reduced by amounts received under the executive’s non-competition and non-solicitation agreement, upon termination by the company without cause; and

•                  no additional benefits, upon death, disability, termination for cause or any other voluntary termination.

Cause is defined under the employment agreements to include (i) conviction of a felony, a crime of moral turpitude or fraud or having committed fraud, misappropriation or embezzlement in connection with the performance of his duties, (ii) willful and repeated failures to substantially perform his assigned duties, or (iii) a material violation of any other provisions of the employment agreement or significant policies of the company.

Mr. Gerber’s employment agreement entitles him to additional life insurance as described above.

If Mr. Gerber becomes entitled to benefits under his change of control agreement described below, then he will not receive any payment under his employment agreement. If Mr. Porges becomes entitled to benefits under his change of control agreement described below, then he will not receive the base salary payments under his employment agreement.

Non-Competition and Non-Solicitation Agreements

The company has entered into non-competition and non-solicitation agreements with each of the named executive officers.  In the agreements, each executive agrees not to compete with the company after termination of his or her employment.  The non-competition periods are:

•                  Mr. Gerber:  24 months, however that duration is reduced to 12 months in the case of involuntary termination or termination within 24 months of a change of control

•                  Mr. Porges:  12 months, however the obligation is reduced to zero months in the case of termination within 24 months of a change of control

•                  Messrs. Conti and O’Brien and Ms. O’Loughlin:  12 months

•                  Mr. Crawford:  6 months

In consideration of their agreements, the company has agreed to pay the executives a severance benefit upon a termination by the company (other than for cause) described below:

•                  Mr. Gerber:  24 months base salary

•                  Mr. Porges:  24 months base salary and medical benefits continuation

•                  Messrs. Conti, O’Brien and Ms. O’Loughlin:  24 months base salary, health benefits continuation, severance plan benefits and 12 months outplacement assistance

•                  Mr. Crawford:  12 months salary, health benefits continuation, severance plan benefits and 6 months outplacement assistance

Cause is defined for Messrs. Gerber and Porges on a basis consistent with their employment agreements.  Cause is defined for Messrs. Conti, Crawford and O’Brien and Ms. O’Loughlin substantially the same as for Messrs. Gerber and Porges.

Messrs. Conti, Crawford and O’Brien and Ms. O’Loughlin are also entitled to the above benefits under their non-competition and non-solicitation agreements if such executive terminates his or her employment with the Company for good reason.  Good reason means the termination of employment by the executive within 90 days after being demoted or being given notice of a reduction in his or her annual base salary (other than a reduction of not more than 10% applicable to all senior officers of the company).

Payment to Messrs. Conti, Crawford, and O’Brien and Ms. O’Loughlin of base salary under their non-competition and non-solicitation agreements is required by lump sum within 30 days after the executive’s termination or resignation.  Mr. Gerber’s and Mr. Porges’ agreements require monthly payments.

The non-competition and non-solicitation agreements either terminate upon a change of control or, if the agreement survives, the executive is not entitled to benefits thereunder if the executive receives benefits under the change of control agreements described below.

Change of Control Agreements

The company has entered into change of control agreements with each of the named executive officers.  Pursuant to these agreements, if within two years following a change of control (as defined in the 1999 LTIP):

•                  the executive’s employment is terminated by the company other than for cause; or

•                  the executive terminates his employment under circumstances which constitute good reason;

then, each named executive officer will receive:

•                  a cash payment equal to three times (two times for Mr. Crawford) the executive’s annual base salary;

•                  a cash payment equal to three times (two times for Mr. Crawford) the greater of the executive’s highest annual bonus earned for any year in the five years (three years for Mr. Crawford) prior to termination and the executive’s target incentive award under the Executive STIP for the year in which the change of control or termination occurs, whichever is higher;

•                  continuation of medical, long-term disability, dental and life insurance benefits for 36 months (24 months for Mr. Crawford) following termination and provision of any post-retirement health care or life insurance benefits the executive would have become entitled to during that same period;

•                  payment of the company match benefit and retirement contribution under the company’s 401(k) plan for 36 months (24 months for Mr. Crawford) after termination; and

•                  outplacement services for 24 months (12 months for Mr. Crawford) following termination.

Amounts payable in cash are to be made in a lump sum, unless the employee elects otherwise, and all other payments shall be paid or provided in accordance with the company’s standard payroll and reimbursement procedures.

Cause under the change of control agreements generally means:

•                  the willful and continued failure by the executive to substantially perform his or her duties with the company after written demand for substantial performance is delivered to the executive;

•                  the willful and continued engaging by the executive in conduct which is demonstrably and materially injurious to the company; and

•                  the breach by the employee of any of his or her covenants of confidentiality and, if applicable, non-competition and non-solicitation contained in the change of control agreements.

Good reason under the change of control agreements generally means:

•                  removal of the employee from the position he or she held immediately prior to the change of control (other than by death, disability or for cause);

•                  the assignment of duties inconsistent with the executive’s duties prior to the change of control or substantially negatively altering the nature or status of the executive’s responsibilities;

•                  a reduction in the overall compensation of the executive (or base salary in the case of Mr. Crawford), subject to certain exceptions;

•                  the failure of the executive to receive an annual salary increase in an amount reasonably necessary to maintain salary comparability within the company’s industry;

•                  relocation of the executive;

•                  a material reduction in specified benefits enjoyed by the executive;

•                  a material breach of the agreement by the company; and

•                  other than for Messrs. Crawford and O’Brien, termination by the executive for any reason during the 30-day period commencing on the one year anniversary of a change of control.  The company believes that the limited 30-day period is appropriate to ensure that executives have some negotiating leverage with a successor company following a change of control.

The agreements for Messrs. Gerber, Porges and O’Brien and Ms. O’Loughlin provide a minimum amount payable.  As of December 31, 2006, the amounts are as follows:  Mr. Gerber - $11,560,067, Mr. Porges - $6,107,683, Mr. O’Brien - $3,707,874 and Ms. O’Loughlin - $3,707,874 (such amounts include interest accrued at a rate of 5.5% per year and compounded semiannually).  The minimum payment is in addition to the continuation of health and welfare benefits described above.  The agreements for Messrs. Gerber, Porges, Conti and O’Brien and Ms. O’Loughlin also provide for the payment to the executive of a “gross-up” payment for any excise taxes and income taxes payable with respect to the excise tax gross-up by the executive for payments they receive in connection with a change of control of the company.  Mr. Crawford’s agreement provides for a reduction of amounts payable under the change of control agreement if the amounts payable thereunder and under any other plan or program of the company would constitute a “parachute payment” as defined in Section 280G under the Code.

In exchange for the payments above, Messrs. Gerber, Porges and O’Brien and Ms. O’Loughlin have agreed not to compete with the company, not to solicit the employees of the company and to maintain the confidentiality of the company’s information for a specified period following a termination of employment after a change of control of the company.  Messrs. Crawford and Conti have agreed to maintain the confidentiality of the company’s information for a specified period following a termination of employment.

The 1999 LTIP, the Executive STIP and the above described written agreements with the company are filed as exhibits to the company’s 2006 Form 10-K.

Payments Triggered upon Hypothetical Termination of Employment or Change of Control on December 31, 2006

The tables below reflect the amount of compensation payable to each named executive officer upon a hypothetical termination of employment or change of control on December 31, 2006.  For purposes of this analysis, the company has assumed that any amount that is payable in the discretion of the Compensation Committee will be paid and that the amount paid will conform to any guidelines included in an applicable plan. This assumption is not intended to be suggestive of the decision that the Compensation Committee will make in any actual circumstance.  The analysis below also assumes that each executive will take all action necessary or appropriate for such executive to receive the maximum available benefit, such as the execution of a release of claims or compliance with a covenant not to compete.  The closing price of the company’s stock on December 31, 2006 ($41.75 per share) is used where payment amounts or values are dependent upon stock price.  In calculating the payments following a change of control below in respect of the 2005 EPIP, the end of the performance period is assumed to have accelerated to December 31, 2006, and the payout was calculated using a multiple of 2.0 based on the company’s year-end TSR ranking and ROTC.  Additionally, December 31, 2006 is the natural end of the performance period under the Executive STIP, which has the following effects on the tables below:

•                  Each named executive officer’s actual 2006 non-equity incentive award under the Executive STIP is included in all termination scenarios below, other than termination for cause.  The company notes that such inclusion is reflective only of payments that may be made upon termination, and that under no circumstance would any named executive officer receive a duplicate payment of the Executive STIP.

•                  Because the actual 2006 payout under the Executive STIP exceeded the target payout, no additional payment is required as a result of the change of control.

For purposes of the calculation of the amount due to each named executive officer in respect of the 280G excise tax and income tax gross-up, if any, the company assigned no value to the agreements of the named executive officers not to compete with the company, not to solicit the company’s employees and to maintain the confidentiality of the company’s information, as applicable.  This approach reflects a conservative calculation of the 280G excise tax and income tax gross-up payable.  In fact, the company believes such agreements have substantial value, which would be determined at time of termination of employment and would serve to decrease the actual 280G excise tax and income tax gross-up payable at the time of an actual termination of employment following a change of control.

The actual amounts to be paid to each named executive officer upon a termination of employment or a change of control may be determined only at the time of the termination of employment or a change of control.

The discussion above and the tables below do not address:

•                  company contributions and retirement match to the 401(k) plan;

•                  vested options exercised following a termination of employment, including by death, pursuant to the terms of the 1999 LTIP;

•                  distributions of amounts invested in the company’s Employee Stock Purchase Plan;

•                  life insurance in an amount equal to one times base salary available to all employees; or

•                  similar payments;

as these amounts are entitlements of the employee regardless of termination of employment or change of control.

Murry S. Gerber

The following tables show the potential payments upon a termination of employment or a change of control of the company for Murry S. Gerber, Chairman and Chief Executive Officer.

Termination other than Following a Change of Control

Executive Benefits and Payments Upon Termination	Termination By Company Without Cause ($)	Termination By Company For Cause ($)	Termination By Executive For Good Reason ($)	Termination By Executive Without Good Reason ($)	Death ($)		Disability ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	2,049,992	0	2,049,992	800,000	800,000		800,000
Long-Term Incentives
2005 EPIP	0	0	0	0	12,977,924	(1)	12,977,924	(1)
Restricted Stock Unvested and Accelerated	4,301,077	0	4,301,077	0	4,301,077		4,301,077
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0		0
Qualified Retirement Contribution	0	0	0	0	0		0
Post-Termination Health Care/Insurance	0	0	0	0	0		0
Life Insurance Proceeds	0	0	0	0	1,249,992		0
Financial Planning	15,900	0	15,900	0	23,740		15,900
Outplacement	0	0	0	0	0		0
Total	6,366,969	0	6,366,969	800,000	19,352,733		18,094,901

(1)                   Estimated payout includes 50% vesting of the base award plus dividends earned through December 31, 2006, multiplied by a performance factor of 2.0.  Resulting awarded units are multiplied by $41.75 (the closing price of the company’s common stock on December 31, 2006).  The actual payout would not occur until the end of the performance period on December 31, 2008 and would be 50% of the payout calculated on that date.

Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2006:

•                  129,698 shares (including dividend reinvestment) of Mr. Gerber’s previously unvested restricted stock would vest (a value of $5,414,880); and

•                  $25,955,848 would be paid under the 2005 EPIP.

In addition to the amounts above, if his employment were to terminate following the change of control, Mr. Gerber would also be entitled to the following payments:

Executive Benefits and Payments Upon Termination	Termination By Company Without Cause ($)	Termination By Company For Cause ($)	Termination By Executive For Good Reason ($)	Termination By Executive Without Good Reason ($)	Death ($)	Disability ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives(1)	11,560,067	0	11,560,067	0	0	0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post -Termination Health Care/Insurance	41,919	0	41,919	0	0	0
Life Insurance Proceeds	0	0	0	0	1,249,992	0
Financial Planning	15,900	0	15,900	0	23,740	15,900
Outplacement	0	0	0	0	0	0
280G Excise Tax and Income Tax Gross-up	0	0	0	0	0	0
Total	11,617,886	0	11,617,886	0	1,273,732	15,900

(1)                   This row reflects the minimum amount payable to the executive pursuant to his change of control agreement.  See discussion under “Change of Control Agreements” above.

David L. Porges

The following tables show the potential payments upon a termination of employment or a change of control of the company for David L. Porges, President and Chief Operating Officer.

Termination other than Following a Change of Control

Executive Benefits and Payments Upon Termination	Termination By Company Without Cause ($)	Termination By Company For Cause ($)	Termination By Executive For Good Reason ($)	Termination By Executive Without Good Reason ($)	Death ($)		Disability ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	1,374,992	0	1,374,992	575,000	575,000		575,000
Long-Term Incentives
2005 EPIP	0	0	0	0	8,651,950	(1)	8,651,950	(1)
Restricted Stock Unvested and Accelerated	2,519,563	0	2,519,563	0	2,519,563		2,519,563
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0		0
Qualified Retirement Contribution	0	0	0	0	0		0
Post-Termination Health Care/Insurance	29,910	0	0	0	0		0
Life Insurance Proceeds	0	0	0	0	399,996		0
Financial Planning	15,900	0	15,900	0	23,740		15,900
Outplacement	0	0	0	0	0		0
Total	3,940,365	0	3,910,455	575,000	12,170,249		11,762,413

(1)                   Estimated payout includes 50% vesting of the base award plus dividends earned through December 31, 2006, multiplied by a performance factor of 2.0.  Resulting awarded units are multiplied by $41.75 (the closing price of the company’s common stock on December 31, 2006).  The actual payout would not occur until the end of the performance period on December 31, 2008 and would be 50% of the payout calculated on that date.

Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2006:

•                  75,883 shares (including dividend reinvestment) of Mr. Porges’ previously unvested restricted stock would vest (a value of $3,168,115); and

•                  $17,303,899 would be paid under the 2005 EPIP.

In addition to the amounts above, if his employment were to terminate following the change of control, Mr. Porges would also be entitled to the following payments:

Executive Benefits and Payments Upon Termination	Termination By Company Without Cause ($)	Termination By Company For Cause ($)	Termination By Executive For Good Reason ($)	Termination By Executive Without Good Reason ($)	Death ($)	Disability ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives(1)	6,107,683	0	6,107,683	0	0	0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care/Insurance	44,865	0	44,865	0	0	0
Life Insurance Proceeds	0	0	0	0	399,996	0
Financial Planning	15,900	0	15,900	0	23,740	15,900
Outplacement	0	0	0	0	0	0
280G Excise Tax and Income Tax Gross-up	0	0	0	0	0	0
Total	6,168,448	0	6,168,448	0	423,736	15,900

(1)                   This row reflects the minimum amount payable to the executive pursuant to his change of control agreement.  See discussion under “Change of Control Agreements” above.

Philip P. Conti

The following tables show the potential payments upon a termination of employment or a change of control of the company for Philip P. Conti, Senior Vice President and Chief Financial Officer.

Termination other than Following a Change of Control

Executive Benefits and Payments Upon Termination	Termination By Company Without Cause ($)	Termination By Company For Cause ($)	Termination By Executive For Good Reason ($)	Termination By Executive Without Good Reason ($)	Death ($)		Disability ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	805,016	0	805,016	245,000	245,000		245,000
Long-Term Incentives
2005 EPIP	0	0	0	0	1,557,351	(1)	1,557,351	(1)
Restricted Stock
Unvested and Accelerated	111,746	0	111,746	0	111,746		111,746
Benefits and Perquisites:
Company Severance Benefit	107,695	0	0	0	0		0
Qualified Retirement Contribution	0	0	0	0	0		0
Post-Termination Health Care/Insurance	37,098	0	28,471	0	0		0
Life Insurance Proceeds	0	0	0	0	280,008		0
Financial Planning	15,900	0	15,900	0	23,740		15,900
Outplacement	17,000	0	17,000	0	0		0
Total	1,094,455	0	978,133	245,000	2,217,845		1,929,997

(1)                   Estimated payout includes 50% vesting of the base award plus dividends earned through December 31, 2006, multiplied by a performance factor of 2.0.  Resulting awarded units are multiplied by $41.75 (the closing price of the company’s common stock on December 31, 2006).  The actual payout would not occur until the end of the performance period on December 31, 2008 and would be 50% of the payout calculated on that date.

Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2006:

•                  14,512 shares (including dividend reinvestment) of Mr. Conti’s previously unvested restricted stock would vest (a value of $605,876); and

•                  $3,114,702 would be paid under the 2005 EPIP.

In addition to the amounts above, if his employment were to terminate following the change of control, Mr. Conti would also be entitled to the following payments:

Executive Benefits and Payments Upon Termination	Termination By Company Without Cause ($)	Termination By Company For Cause ($)	Termination By Executive For Good Reason ($)	Termination By Executive Without Good Reason ($)	Death ($)	Disability ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	2,490,024	0	2,490,024	0	0	0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	75,602	0	75,602	0	0	0
Post-Termination Health Care/Insurance	42,706	0	42,706	0	0	0
Life Insurance Proceeds	0	0	0	0	280,008	0
Financial Planning	15,900	0	15,900	0	23,740	15,900
Outplacement	34,000	0	34,000	0	0	0
280G Excise Tax and Income Tax Gross-up	0	0	0	0	0	0
Total	2,658,232	0	2,658,232	0	303,748	15,900

Randall L. Crawford

The following tables show the potential payments upon a termination of employment or a change of control of the company for Randall L. Crawford, Senior Vice President.

Termination other than Following a Change of Control

Executive Benefits and Paments Upon Termination	Termination By Company Without Cause ($)	Termination By Company For Cause ($)	TerminationBy Executive For Good Reason ($)	Termination By Executive Without Good Reason ($)	Death ($)		Disability ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	555,008	0	555,008	275,000	275,000		275,000
Long-Term Incentives
2005 EPIP	0	0	0	0	1,773,650	(1)	1,773,650	(1)
Restricted Stock
Unvested and Accelerated	223,491	0	223,491	0	223,491		223,491
Benefits and Perquisites:
Company Severance Benefit	107,695	0	0	0	0		0
Qualified Retirement Contribution	0	0	0	0	0		0
Post-Termination Health Care/Insurance	22,817	0	14,190	0	0		0
Life Insurance Proceeds	0	0	0	0	280,008		0
Financial Planning	15,900	0	15,900	0	23,740		15,900
Outplacement	8,500	0	8,500	0	0		0
Total	933,411	0	817,089	275,000	2,575,889		2,288,041

(1)                   Estimated payout includes 50% vesting of the base award plus dividends earned through December 31, 2006, multiplied by a performance factor of 2.0.  Resulting awarded units are multiplied by $41.75 (the closing price of the company’s common stock on December 31, 2006).  The actual payout would not occur until the end of the performance period on December 31, 2008 and would be 50% of the payout calculated on that date.

Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2006:

•                  14,777 shares (including dividend reinvestment) of Mr. Crawford’s previously unvested restricted stock would vest (a value of $616,940); and

•                  $3,547,299 would be paid under the 2005 EPIP.

In addition to the amounts above, if his employment were to terminate following the change of control, Mr. Crawford would also be entitled to the following payments:

Executive Benefits and Payments Upon Termination	Termination By Company Without Cause ($)	Termination By Company For Cause ($)	Termination By Executive For Good Reason ($)	Termination By Executive Without Good Reason ($)	Death ($)	Disability ($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	1,110,016	0	1,110,016	0	0	0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	50,401	0	50,401	0	0	0
Post-Termination Health Care/Insurance	28,379	0	28,379	0	0	0
Life Insurance Proceeds	0	0	0	0	280,008	0
Financial Planning	15,900	0	15,900	0	23,740	15,900
Outplacement	17,000	0	17,000	0	0	0
280G Excise Tax and Income Tax Gross-up	0	0	0	0	0	0
Total	1,221,696	0	1,221,696	0	303,748	15,900

Joseph E. O’Brien

The following tables show the potential payments upon a termination of employment or a change of control of the company for Joseph E. O’Brien, Senior Vice President.

Termination other than Following a Change of Control

Executive Benefits and Payments Upon Termination	Termination By Company Without Cause	Termination By Company For Cause	Termination By Executive For Good Reason	Termination By Executive Without Good Reason	Death		Disability
	($)	($)	($)	($)	($)		($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	805,016	0	805,016	245,000	245,000		245,000
Long-Term Incentives
2005 EPIP	0	0	0	0	1,557,351	(1)	1,557,351	(1)
Restricted Stock Unvested and Accelerated	223,491	0	223,491	0	223,491		223,491
Benefits and Perquisites:
Company Severance Benefit	140,004	0	0	0	0		0
Qualified Retirement Contribution	0	0	0	0	0		0
Post-Termination Health Care/Insurance	28,650	0	22,362	0	0		0
Life Insurance Proceeds	0	0	0	0	280,008		0
Financial Planning	15,900	0	15,900	0	23,740		15,900
Outplacement	17,000	0	17,000	0	0		0
Total	1,230,061	0	1,083,769	245,000	2,329,590		2,041,742

(1)                   Estimated payout includes 50% vesting of the base award plus dividends earned through December 31, 2006, multiplied by a performance factor of 2.0.  Resulting awarded units are multiplied by $41.75 (the closing price of the company’s common stock on December 31, 2006).  The actual payout would not occur until the end of the performance period on December 31, 2008 and would be 50% of the payout calculated on that date.

Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2006:

•                  19,865 shares (including dividend reinvestment) of Mr. O’Brien’s previously unvested restricted stock would vest (a value of $829,364); and

•                  $3,114,702 would be paid under the 2005 EPIP.

In addition to the amounts above, if his employment were to terminate following the change of control, Mr. O’Brien would also be entitled to the following payments:

Executive Benefits and Payments UponTermination	Termination By Company Without Cause	Termination By Company For Cause	Termination By Executive For Good Reason	Termination By Executive Without Good Reason	Death	Disability
	($)	($)	($)	($)	($)	($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives(1)	3,707,874	0	3,707,874	0	0	0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care/Insurance	33,544	0	33,544	0	0	0
Life Insurance Proceeds	0	0	0	0	280,008	0
Financial Planning	15,900	0	15,900	0	23,740	15,900
Outplacement	0	0	0	0	0	0
280G Excise Tax and Income Tax Gross-up	0	0	0	0	0	0
Total	3,757,318	0	3,757,318	0	303,748	15,900

(1)                   This row reflects the minimum amount payable to the executive pursuant to his change of control agreement.  See discussion under “Change of Control Agreements” above.

Johanna G. O’Loughlin

The following tables show the potential payments upon a termination of employment or a change of control of the company for Johanna G. O’Loughlin, Senior Vice President, General Counsel and Secretary.

Termination other than Following a Change of Control

Executive Benefits and Payments Upon Termination	Termination By Company Without Cause	Termination By Company Without Cause	Termination By Executive For Good Reason	Termination By Executive Without Good Reason	Death		Disability
	($)	($)	($)	($)	($)		($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives	715,000	0	715,000	175,000	175,000		175,000
Long-Term Incentives
2005 EPIP	0	0	0	0	1,557,351	(1)	1,557,351	(1)
Restricted Stock Unvested and Accelerated	223,491	0	223,491	0	223,491		223,491
Benefits and Perquisites:
Company Severance Benefit	103,846	0	0	0	0		0
Qualified Retirement Contribution	0	0	0	0	0		0
Post-Termination Health Care/Insurance	31,784	0	24,685	0	0		0
Life Insurance Proceeds	0	0	0	0	270,000		0
Financial Planning	15,900	0	15,900	0	23,740		15,900
Outplacement	17,000	0	17,000	0	0		0
Total	1,107,021	0	996,076	175,000	2,249,582		1,971,742

(1)                   Estimated payout includes 50% vesting of the base award plus dividends earned through December 31, 2006, multiplied by a performance factor of 2.0.  Resulting awarded units are multiplied by $41.75 (the closing price of the company’s common stock on December 31, 2006).  The actual payout would not occur until the end of the performance period on December 31, 2008 and would be 50% of the payout calculated on that date.

Payments Following a Change of Control

Upon the occurrence of a change of control at December 31, 2006:

•                  10,706 shares (including dividend reinvestment) of Ms. O’Loughlin’s previously unvested restricted stock would vest (a value of $446,976); and

•                  $3,114,702 would be paid under the 2005 EPIP.

In addition to the amounts above, if her employment were to terminate following the change of control, Ms. O’Loughlin would also be entitled to the following payments:

Executive Benefits and Payments Upon Termination	Termination By Company Without Cause	Termination By Company For Cause	Termination By Executive For Good Reason	Termination By Executive Without Good Reason	Death	Disability
	($)	($)	($)	($)	($)	($)
Compensation:
Cash Payment of Base Salary and Short-Term Incentives(1)	3,707,874	0	3,707,874	0	0	0
Benefits and Perquisites:
Company Severance Benefit	0	0	0	0	0	0
Qualified Retirement Contribution	0	0	0	0	0	0
Post-Termination Health Care/Insurance	37,028	0	37,028	0	0	0
Life Insurance Proceeds	0	0	0	0	270,000	0
Financial Planning	15,900	0	15,900	0	23,740	15,900
Outplacement	0	0	0	0	0	0
280G Excise Tax and Income Tax Gross-up	0	0	0	0	0	0
Total	3,760,802	0	3,760,802	0	293,740	15,900

(1)                   This row reflects the minimum amount payable to the executive pursuant to her change of control agreement.  See discussion under “Change of Control Agreements” above.

REPORT OF THE AUDIT COMMITTEE

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the company’s accounting and financial reporting process and to oversee the qualifications, independence and performance of the company’s independent registered public accounting firm.  The Audit Committee’s charter guides our duties and responsibilities.  The Audit Committee charter was amended during 2006.  A copy of the charter is available on the company’s website at www.eqt.com.  As set forth in the charter, management is responsible for the internal controls and financial reporting process of Equitable Resources.  The independent registered public accounting firm is responsible for expressing opinions on the conformity of Equitable Resources’ audited consolidated financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the company’s internal control over financial reporting.  In addition, the independent registered public accounting firm will express its own opinion on the effectiveness of the company’s internal control over financial reporting.  Our responsibility includes monitoring and overseeing these processes.

Our Committee is comprised of four non-employee, independent members of the Board of Directors.  No member serves on more than two other public company audit committees.  The Board of Directors has determined that James W. Whalen is an audit committee financial expert, as that term is defined by the Securities and Exchange Commission.  In addition, the Board has determined that each of the other members of the Audit Committee is financially literate. The members of our Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee’s considerations and discussions referred to below do not assure that the audit of the company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the company’s auditors are in fact “independent.”

In the performance of our oversight function, we have reviewed and discussed the audited financial statements of the company for the fiscal year ended December 31, 2006 and management’s assessment of the effectiveness of the company’s internal control over financial reporting, with the management of Equitable Resources.  We have discussed with Ernst & Young LLP, the company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and such other matters as we have deemed to be appropriate.  We also have received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we have discussed the independence of Ernst & Young LLP with that firm.  We also reviewed the amount of fees paid to Ernst & Young LLP for both audit and non-audit services.  In doing so, we considered whether the provision of non-audit services to the company was compatible with maintaining their independence.

Based on the reports and discussions above, we recommended to the Board of Directors that the financial statements be included in the Equitable Resources 2006 Annual Report on Form 10-K.

This report has been furnished by the Audit Committee of the Board of Directors.

James W. Whalen, Chair
Vicky A. Bailey
Barbara S. Jeremiah
Thomas A. McConomy

ITEM NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

(Item No. 2 on the proxy card)

The Audit Committee has reappointed Ernst & Young LLP as the company’s independent registered public accounting firm (an “independent accounting firm”) to examine the consolidated financial statements of the company and its subsidiaries for the calendar year 2007.  Ernst & Young LLP, and its predecessor, have acted as an independent accounting firm for the company since 1950.  Although shareholder approval is not required for the appointment of an independent accounting firm, the Audit Committee believes the shareholders should participate as a matter of good corporate practice.  If the shareholders fail to ratify the selection, it will be considered as a direction to the Board to consider the appointment of another independent accounting firm for the following year.  Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its shareholders.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so.

The following chart details the fees paid to Ernst & Young LLP during 2006 and 2005:

	_2006	2005
Audit Fees	$1,364,425	$1,518,314
Audit-Related Fees(1)	$88,648	$167,823
Tax Fees(2)	$0	$32,679
All Other Fees	$0	$0
Total	$1,453,073	$1,718,816

(1)     Includes fees for audits of employee benefit plans and subsidiary attest engagements

(2)     Includes fees for annual tax compliance and tax planning

The Audit Committee has adopted a Policy Relating to Services of Independent Auditors under which the company’s independent accounting firm is not allowed to perform any service which may have the effect of jeopardizing the independent accounting firm’s independence.  Without limiting the foregoing, the independent accounting firm may not be retained to perform the following:

•      Bookkeeping or other services related to the accounting records or financial statements

•      Financial information systems design and implementation

•      Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•      Actuarial services

•      Internal audit outsourcing services

•      Management functions

•      Human resources functions

•      Broker-dealer, investment adviser or investment banking services

•      Legal services

•      Expert services unrelated to the audit

•      Prohibited tax services

All audit and permitted non-audit services must be pre-approved by the Audit Committee. The Audit Committee has delegated specific pre-approval authority with respect to permitted non-audit services to the Chairman of the Audit Committee but only where pre-approval is required to be acted upon prior to the next Audit Committee meeting and where the aggregate permitted non-audit services fees will be less than $75,000.  The Audit Committee encourages management to seek pre-approval from the Audit Committee at its regularly scheduled meetings.

In 2006, 100% of the professional fees reported as audit-related fees, tax fees and all other fees were pre-approved pursuant to the above policy.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2007.

ITEM NO. 3 — PROPOSAL TO APPROVE CLARIFYING AMENDMENTS TO THE
 COMPANY’S ARTICLES OF INCORPORATION

(Item No. 3 on the proxy card)

The Board of Directors proposes to amend the company’s articles of incorporation by revising sections 2.3 (relating to amendments to the company’s by-laws) and 2.4 (relating to amendments to the company’s articles of incorporation) to clarify the provisions and make it easier for shareholders to approve amendments which have received the requisite Board of Directors approval.  The Board of Directors also proposes to delete the designation establishing the series one preferred stock.

The company desires to clarify sections 2.3 and 2.4 as to the level of shareholder approval required for amendments to the by-laws and articles that have been approved by two-thirds of the Board of Directors.  The current language could be read as requiring the approval of a majority of the voting power outstanding.  The company believes that the proper reading of the current language is that the approval of a majority of the votes present at a shareholder meeting at which the amendment is voted upon is required.  By amending the language of section 2.3 to clarify that approval requires the vote specified by law for valid shareholder action, the amendment has the effect under current law of requiring the approval of a majority of the votes cast at a shareholder meeting.

By amending the language of section 2.4 to clarify that approval requires such shareholder approval as may be specified by law, the proposed amendment has the effect of incorporating statutory requirements regarding when a shareholder vote is required and of requiring, under current law, the approval of a majority of votes cast at a shareholder meeting where the matter is required to be put to a vote of the shareholders.

Under the proposed language, shareholder approval is made easier.  Shares which are not voted, either by failure to attend a meeting in person or by proxy, abstention or broker non-vote, will have no effect on the outcome.  The proposed language will also ensure that vote requirements will be adjusted to reflect changes that might occur in Pennsylvania law.

The company also desires to delete the designation establishing the series one preferred stock from the company’s articles of incorporation as no longer operative due to the expiration of the company’s shareholder rights plan in April 2006.

The exact text of the proposed amendments is set forth in Appendix A to this proxy statement.

Vote required

Under the proposal submitted to shareholders, notwithstanding any lower vote requirement that may apply under the company’s articles of incorporation, the company will not amend the articles as described above unless this proposal is approved by a majority of the voting power outstanding.  As a result, abstentions, broker non-votes and non-voting shares will effectively be votes against this proposal.

The Board of Directors recommends a vote FOR this proposal.

ITEM NO. 4 — SHAREHOLDER PROPOSAL ON PAY-FOR-
SUPERIOR-PERFORMANCE

(Item No. 4 on the proxy card)

The following shareholder proposal has been submitted to the company for action at the meeting by the Sheet Metal Workers’ National Pension Fund of Alexandria, Virginia, a holder of 13,050 shares of company stock.  The affirmative vote of a majority of the shares voted at the meeting is required for approval of the shareholder proposal.  The text of the proposal follows:

Pay-for-Superior-Performance Proposal

Resolved:  That the shareholders of Equitable Resources, Inc. (“company”) request that the Board of Director’s Executive Compensation Committee establish a pay-for-superior-performance standard in the company’s executive compensation plan for senior executives (“Plan”), by incorporating the following principles into the Plan:

1.               The annual incentive or bonus component of the Plan should utilize defined financial performance criteria that can be benchmarked against a disclosed peer group of companies, and provide that an annual bonus is awarded only when the company’s performance exceeds its peers’ median or mean performance on the selected financial criteria;

2.               The long-term compensation component of the Plan should utilize defined financial and/or stock price performance criteria that can be benchmarked against a disclosed peer group of companies.  Options, restricted shares, or other equity or non-equity compensation used in the Plan should be structured so that compensation is received only when the company’s performance exceeds its peers [sic] median or mean performance on the selected financial and stock price performance criteria; and

3.               Plan disclosure should be sufficient to allow shareholders to determine and monitor the pay and performance correlation established in the Plan.

Supporting Statement:  We feel it is imperative that compensation plans for senior executives be designed and implemented to promote long-term corporate value.  A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance relative to industry peers.  We believe the failure to tie executive compensation to superior corporate performance; that is, performance exceeding peer group performance, has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value.

We believe that common compensation practices have contributed to excessive executive compensation.  Compensation committees typically target senior executive total compensation at the median level of a selected peer group, then they design any annual and long-term incentive plan performance criteria and benchmarks to deliver a significant portion of the total compensation target regardless of the company’s performance relative to its peers.  High total compensation targets combined with less than rigorous performance benchmarks yield a pattern of superior-pay-for-average-performance.  The problem is exacerbated when companies include annual bonus payments among earnings used to calculate supplemental executive retirement plan (SERP) benefit levels, guaranteeing excessive levels of lifetime income through inflated pension payments.

We believe the company’s Plan fails to promote the pay-for-superior-performance principle.  Our Proposal offers a straightforward solution:  The Compensation Committee should establish and disclose financial and stock price performance criteria and set peer group-related performance benchmarks that permit awards or payouts in its annual and long-term incentive compensation plans only when the company’s performance exceeds the median of its peer group.  A senior executive compensation plan based on sound pay-for-superior-performance principles will help moderate excessive executive compensation and create competitive compensation incentives that will focus senior executives on building sustainable long-term corporate value.

MANAGEMENT’S STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

The Board of Directors recommends a vote AGAINST the adoption of this proposal.

The Board of Directors has carefully considered the proposal submitted by the Sheet Metal Workers’ Pension Fund. The Board strongly believes that performance-based compensation is an essential component of executive compensation. This conviction is reflected in the company’s compensation program described under “Compensation Discussion and Analysis.”  However, the Board believes that adopting the proponent’s rigid policy of fixing annual incentive and long-term equity compensation mechanically from a single industry peer group performance measure, would unwisely restrict the Compensation Committee’s discretion by substituting formula for judgment, and would not be in the best interests of the company and its shareholders.  The company’s current approach, in allowing the application of judgment and reflection to best link performance with compensation, is a better way.

Full authority with respect to the design and administration of the company’s executive compensation program has been delegated to the company’s Compensation Committee, which is comprised entirely of independent directors. The Compensation Committee devotes substantial time and attention to executive compensation matters, including periodic reviews with independent third party consultants, to align compensation with shareholder interests and to further corporate objectives and strategy.  The Board believes that the record of the Compensation Committee in awarding fair compensation to senior executives based on superior performance is strong and self-evident.

Since Mr. Gerber became Chief Executive Officer on June 1, 1998, the company’s total shareholder return through December 31, 2006 was 628.8%, while the S&P 500 Index returned only 48.7% over the same period.

The company’s total shareholder return over the last five years (177%) has far exceeded the total shareholder return of the S&P 500 Index (35%) and the company’s Long-Term Peer Group (133%).  During this same five year time period:

•                                          the market capitalization of the company has more than doubled,

•                                          the company has returned in excess of $670 million to the shareholders through dividends and share repurchases,

•                                          seventy-five percent or more of Mr. Gerber’s annual total direct compensation has been at risk to performance-based compensation, and

•                                          the annual total direct compensation of other executive officers at risk to performance-based compensation generally exceeded 65%.

The Board believes the proposal’s inflexible formulaic approach toward compensation would deprive the Compensation Committee of the ability to design compensation to drive desired behaviors and outcomes and to balance short-term objectives with actions that will increase shareholder value in the long run (but may have a short-term negative effect).  Because a substantial amount of the company’s executive compensation is performance-based, salary alone does not provide competitive total compensation.  A plan which by operation of a preordained mathematical formula would absolutely preclude paying even one dollar of incentive compensation to anyone for a year where the company does not exceed median peer group performance on a single performance measure is too blunt a tool to drive desired executive behavior and would poorly serve the goal of motivating and retaining executives.

One of the principal components of the company’s pay-for-performance compensation program is the 2005 EPIP under the company’s 1999 Long-Term Incentive Plan.  The 2005 EPIP directly aligns the interests of the company’s executives with those of the company’s shareholders by providing incentives for future performance based upon relative total shareholder return compared to an established peer group over a four year period, subject to a return on total capital governor to ensure that the company actually makes a return in excess of its cost of capital (ROTC).  The 2005 EPIP awards not only align the interests of the company’s executives with those of the company’s shareholders, but also encourage the employee’s long-term commitment to the success of the company.

In addition, the annual incentive program is based, in part, on relative performance (EPS growth rate and ROTC compared to peers) and in part on internal metrics (year-over-year EPS growth and value driver performance); the selection and weighting of each component is determined by the Compensation Committee annually when the plan is approved.  In addition, the Compensation Committee reviews the achievement of pre-established individual and business unit value drivers and other corporate performance objectives established for the CEO and each executive officer.

The proposal would require half of the companies in an industry group to pay no incentive compensation in any year where their performance is below the median.  The Board believes that this deprives the Compensation Committee of the ability to design compensation to encourage the executives to continue to take actions that will increase shareholder value in the long run (but may have a short-term negative effect).  Because a substantial amount of the company’s executive compensation is performance-based, incentive compensation, together with base salary, provides competitive total compensation.  Put differently, the Compensation Committee believes that paying no incentive compensation (as opposed to lesser, below-median compensation) for years where the company does not exceed median peer group performance would not drive desired executive behavior and risks motivation and retention of executives.

The Board believes that the current compensation program is appropriately designed to attract and retain talented executives in today’s highly competitive market.  The Board believes strongly that the Compensation Committee should retain the flexibility to make compensation awards based on a review of all relevant information, without the constraint of rigid, pre-determined mathematical formulae dictated by a plan that would reward executives merely on the basis of the performance of the stock market, our industry peer group, or the company overall in relation to such a group, as the proponent advocates.  Moreover, the Board believes that limiting the Compensation Committee’s flexibility in awarding compensation to executives based on a variety of individual, business unit and corporate goals, as well as both objective and subjective performance standards, could place the company at a competitive disadvantage in recruiting and retaining executives relative to other publicly traded companies in our industry.

In conclusion, the Board believes that the objective articulated in this proposal, to align executive pay with shareholder returns, is already being addressed through the engaged oversight and disciplined discretion of the Compensation Committee, based on our executive compensation philosophy as articulated in “Compensation Discussion and Analysis.”

Vote Required

The affirmative vote of a majority of the votes cast at the annual meeting is required for adoption of this resolution.  Neither broker non-votes nor abstentions shall be included in determining the number of shares present and entitled to vote on the proposal; accordingly neither will have any effect on the outcome.

For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

ADDITIONAL INFORMATION

Other Matters

No matters other than those listed in the notice of meeting accompanying this proxy statement are expected to be presented to shareholders for action at the annual meeting.  However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.

Annual Report and Form 10-K

The annual report of the company to shareholders and Form 10-K for the year ended December 31, 2006 are enclosed with this proxy statement.

The Report of the Audit Committee on page 51, the Report of the Compensation Committee on page 33, and the Stock Performance Graph on page 21 are not soliciting material, are not deemed to be filed with the Securities and Exchange Commission and are not to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Appendix A
Clarifying Amendments to the Company’s Articles of Incorporation
(Proposed new text is underlined, and text proposed to be deleted is in brackets.)

2.3      Amendments to By-Laws.  The Board of Directors may make, amend and repeal the By-Laws with respect to those matters which are not, by statute, reserved exclusively to the shareholders, subject always to the power of the shareholders to change such action as provided herein. No By-Law may be made, amended or repealed by the shareholders unless such action is approved by the affirmative vote of the holders of not less than 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote in an annual election of directors, voting together as a single class, unless such action has been previously approved by a two-thirds vote of the whole Board of Directors, in which event (unless otherwise expressly provided in the Articles or the By-Laws) the vote specified by applicable law for valid shareholder action [affirmative vote of not less than a majority of the votes which all shareholders are entitled to cast thereon] shall be required.

2.4    Amendments to Articles.  Subject to the voting rights given to any particular series of the Preferred Stock by the Board of Directors pursuant to Subdivision 1.1 of Division A hereof, and except as may be specifically provided to the contrary in any other provision in the Articles with respect to amendment or repeal of such provision, the affirmative vote of the holders of not less than 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote in an annual election of directors, voting together as a single class, shall be required to amend the Articles of the Company or repeal any provision thereof, unless such action has been previously approved by a two-thirds vote of the whole Board of Directors, in which event (unless otherwise expressly provided in the Articles) such shareholder approval as may be specified by law [the affirmative vote of not less than a majority of the votes which all shareholders are entitled to cast thereon] shall be required.

[RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS
OF EQUITABLE RESOURCES, INC. ON MARCH 21, 1996
ESTABLISHING THE SERIES ONE PREFERRED STOCK

RESOLVED, That pursuant to the authority conferred upon the Board of Directors by Article Fifth, Division A, section 1.1 of the Restated Articles of Incorporation of the Company, as amended, there is hereby established a series of the Preferred Stock of the Company to consist initially of 500,000 shares with the designation and relative rights and preferences thereof to be as follows:

Designation.  The shares of such series shall be designated as “Series One Preferred Stock.” Shares of this series shall be issued pursuant to the exercise of rights to purchase Series One Preferred Stock distributed to the holders of Common Stock, without par value, of the Company (the “Common Stock”).
Dividends and Distributions.  Subject to the rights and preferences of the holders of any shares of any series of Preferred Stock ranking senior as to dividends to this Series One Preferred Stock, as such may be established by the Board of Directors, the holders of shares of Series One Preferred Stock, in preference to the holders of Common Stock and shares of stock ranking junior as to dividends to the Series One Preferred Stock, shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly

Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series One Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $29.50 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends plus 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), paid on the Common Stock at any time during the quarter year immediately preceding the quarter year ending on the day immediately preceding such Quarterly Dividend Payment Date.  In the event the Company shall at any time after April 1, 1996 (the “Rights Distribution Date”) during any quarter year immediately preceding the quarter year ending on the day immediately preceding a Quarterly Dividend Payment Date (i) declare any dividend on Common Stock payable in shares of Common Stock, or (ii) subdivide the outstanding Common Stock or combine the outstanding Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the amounts to which holders of shares of Series One Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Dividends shall begin to accrue and be cumulative on outstanding shares of Series One Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series One Preferred Stock, unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series One Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series One Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series One Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Voting Rights.  Except as otherwise provided by law, holders of shares of Series One Preferred Stock shall have no voting rights.

Certain Restrictions.  Whenever quarterly dividends or other dividends or distributions payable on the Series One Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series One Preferred Stock outstanding shall have been paid in full, the Company shall not: (i) declare or pay dividends on, make any distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or as to assets) to the Series One Preferred Stock; (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or as to assets) with the Series One Preferred Stock, except dividends paid ratably on the Series One Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or as to assets) to the Series One Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or as to assets) to the Series One Preferred Stock; or (iv) purchase or otherwise acquire for consideration any shares of Series One Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series One Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.  The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under this paragraph, purchase or otherwise acquire such shares at such time and in such manner.

Reacquired Shares.  Any shares of Series One Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Liquidation, Dissolution or Winding Up.  Subject to the rights and preferences of the holders of any shares of any series of Preferred Stock ranking senior as to assets to this Series One Preferred Stock, as such may be established by the Board of Directors, upon any involuntary or voluntary liquidation, dissolution or winding up of the Company,  no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or as to assets) to the Series One Preferred Stock unless, prior thereto, the holders of shares of Series One Preferred Stock shall have received an amount per share equal to the Per Share Series One Liquidation Preference.  The Per Share Series One Liquidation Preference shall be equal to the sum of (x) $100.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus (y) the Participation Preference.  The “Participation Preference” is an amount per each share of Series One Preferred Stock outstanding equal to the product of (A) the Excess Distribution Amount, as hereinafter defined, times (B) a fraction whose numerator is 100 and whose denominator is the sum of (i) the product of 100 times the number of outstanding shares of Series One Preferred Stock, plus (ii) the product of 100 times a fraction whose numerator is the number of outstanding shares of Common Stock and whose denominator is the Adjustment Number; provided, however, if the foregoing computation results in a negative number, then the Participation Preference shall be 0.  Following the payment of the full amount of the Series One Liquidation Preference, holders of shares of Common Stock shall receive the remaining assets to be distributed.

The “Excess Distribution Amount” is an amount equal to the amount available for distribution to shareholders of the Company after payment of all debts and liabilities less the sum of (i) the liquidation preferences in respect of all shares of preferred stock of the Company other than the Series One Preferred Stock, (ii) the product of 100 times the number of outstanding shares of Series One Preferred Stock, and (iii) the product of the number of outstanding shares of Common Stock times a fraction whose numerator is 100 and whose denominator is the Adjustment Number.

The Adjustment Number shall initially be 100 and shall be subject to adjustment as provided below.  In the event the Company shall at any time after the Rights Distribution Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Consolidation, Merger, etc.  In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series One Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Company shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, or (ii) subdivide the outstanding Common Stock or combine the outstanding Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series One Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Redemption.  The outstanding shares of Series One Preferred Stock may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time or from time to time, at a cash price per share equal to (i) the product of the Adjustment Number times the Average Market Value, as such term is hereinafter defined, of the Common Stock, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart, without interest; provided, however, that if and whenever any quarter-yearly dividend shall have accrued on the Series One Preferred Stock which has not been paid or declared and a sum sufficient for the payment thereof set apart, the Company may not purchase or otherwise acquire any shares of Series One Preferred Stock unless all shares of such stock at the time outstanding are so purchased or otherwise acquired.  The “Average Market Value” is the average of the closing sale prices of the Common Stock during the 30-day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of Common Stock during such 30-day period on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value of the Common Stock as determined by the Board of Directors in good faith.
Fractional Shares.  Series One Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, if applicable, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series One Preferred Stock.]

225 North Shore Drive Pittsburgh, PA 15212-5861

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

Johanna G. O’Loughlin and Jean F. Marks are each hereby appointed as proxies of the undersigned to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, April 11, 2007, at 10:30 a.m. local time, in the SpringHill Suites North Shore, 223 Federal Street, Pittsburgh, Pennsylvania, and at any adjournment of such meeting.  Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees for director, FOR the ratification of Ernst & Young LLP as independent registered public accountants, FOR the proposed amendments to the Articles of Incorporation and AGAINST the shareholder proposal.  The proxies will vote in their discretion on such other matters that may properly come before the meeting.

A vote FOR the election of nominees listed on the reverse side includes discretionary authority to cumulate votes selectively among the nominees as to whom authority to vote has not been withheld and to vote for a substitute nominee if any nominee becomes unavailable for election for any reason.

This Proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise.  The Board of Directors recommends votes FOR the election of all nominees for director, FOR ratification of Ernst & Young LLP as independent registered public accountants, FOR the proposed amendments to the Articles of Incorporation and AGAINST the shareholder proposal.

Please sign and date on the reverse side and return the proxy card promptly using the enclosed envelope.

↑   FOLD  AND  DETACH  HERE   ↑

EQUITABLE RESOURCES, INC.

ANNUAL MEETING OF SHAREHOLDERS
WEDNESDAY, APRIL 11, 2007
10:30 A.M.

SPRINGHILL SUITES NORTH SHORE
223 Federal Street
Pittsburgh, PA

YOUR VOTE IS IMPORTANT!

You can vote by Internet, telephone or mail.
See the instructions on the other side of this proxy card.

The Board of Directors recommends a vote FOR Item 1, FOR Item 2, FOR Item 3 and AGAINST Item 4

1)	Election of Directors — Term expiring 2010		2)	Ratify appointment of Ernst & Young LLP as	3)	Approve proposed amendments to the Articles
	FOR	WITHHELD		independent registered public accountants		of Incorporation
	☐	☐
				FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
Nominees: Vicky A. Bailey, Murry S. Gerber, George L. Miles, Jr. and James W. Whalen				☐ ☐ ☐		☐ ☐ ☐

(INSTRUCTIONS: To withhold authority to vote for a particular nominee, write that nominee’s name in the space provided here.)			4)	Shareholder proposal regarding pay-for-superior performance
FOR AGAINST ABSTAIN
☐ ☐ ☐

By checking the box below, I consent to view Annual Reports on Form 10-K and Proxy Statements electronically via the Internet.  I understand that the Company may no longer distribute printed materials to me for any future shareowner meetings until my consent is revoked.  I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, 480 Washington Boulevard, Jersey City, NJ 07310 and that costs normally associated with electronic delivery such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.  ☐

This proxy when properly executed will be voted in the manner directed herein.  If no direction is made, this proxy will be voted FOR the election of the nominees in Item 1 above, FOR the ratification of the independent registered public accountants in Item 2 above, FOR the proposed amendments to the Articles of Incorporation in Item 3 above, and AGAINST the shareholder proposal in Item 4 above.  The proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any adjournments thereof.

THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON.

Signature			Signature		Date	, 2007

Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

	Mark here if you plan to attend the meeting. Please send Admittance Card.			☐

↑   FOLD AND DETACH HERE   ↑

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/eqt		TELEPHONE 1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To view the 2006 Form 10-K, Annual Report and Proxy Materials online, go to:  http://www.eqt.com

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more.  Simply log on to Investor ServiceDirect at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.